                      SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549-1004

                               ----------------

                                  FORM 8-K/A



                                CURRENT REPORT

                               ----------------


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported) September 21, 2001



                                 Genuity Inc.
            (Exact name of registrant as specified in its charter)



         Woburn                         000-30837             74-2864824
(State or other jurisdiction of        (Commission         (I.R.S. Employer
incorporation or organization)         File Number)     (Identification Number)

225 Presidential Way                                             01801
Woburn, MA                                                     (Zip Code)
(Address of principal executive offices)



       Registrant's telephone number, including area code (781) 865-2000

Genuity Inc. hereby files Amendment No. 1 to its Form 8-K filed with the Securities and Exchange Commission on September 28, 2001.


Item 7. Financial Statements and Exhibits
        ---------------------------------

(a)     Financial Statements of Business Acquired

        The audited financial statements of Integra for the year ended December 31, 2000 and the notes thereto and the report of KPMG S.A., independent auditors.

        The unaudited financial statements of Integra for the six months ended June 30, 2001 and the notes thereto.

(b)     Pro Forma Financial Information

        The unaudited pro forma combined condensed balance sheet of Genuity Inc. as of December 31, 2000, and the unaudited pro forma combined condensed statement of income of Genuity Inc. for the year ended December 31, 2000 and the six months ended June 30, 2001.

ITEM 7 (A)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED


Integra SA

CONSOLIDATED FINANCIAL STATEMENTS AT DECEMBER 31, 2000


THE REPORT OF THE AUDITORS

We have audited the accompanying consolidated balance sheet of Integra SA and its subsidiaries as of December 31, 2000, and the related consolidated income statement, consolidated statement of changes in stockholders' equity, consolidated cash flow statement and consolidated statement of comprehensive loss for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in France and the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Integra SA and its subsidiaries as of December 31, 2000, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in France.

Generally accepted accounting principles in France vary in certain significant respects from generally accepted accounting principles in the United States. As more fully described in note 33 to the financial statements the Company has determined that the application of accounting principles generally accepted in the United States would not have affected the determination of net income for the year ended December 31, 2000 or stockholders' equity at December 31, 2000.
A balance sheet and income statement in the format prescribed by accounting principles generally accepted in the United States, along with an explanation of significant reclassifications from the French format, is presented in note 33.


/s/ KPMG S.A.


April 5, 2001 (except for note 7, 9, 14, 23, 24, 26, 28,
29, 31, 32 and 33 which are as of November 9, 2001)

INTEGRA SA


Consolidated Financial Statements at December 31, 2000


CONSOLIDATED INCOME STATEMENT

In EUR 000                                                                               Notes           2000
-------------------------------------------------------------------------------------------------------------
 Net sales                                                                                 22-26
 Hosting                                                                                               17,569
 Project services                                                                                      22,589
 Component software                                                                                    11,163
                                                                                                       51,321
 Cost of sales
 Hosting                                                                                               20,845
 Project services                                                                                      21,078
 Component software                                                                                     8,614
                                                                                              17       50,537
 Gross margin                                                                                 22          784
 Operating expenses                                                                           17
 Research and development                                                                               4,894
 Marketing and selling expenses                                                                        20,870
 General and administrative expenses                                                                   24,210
                                                                                                       49,974
 Loss from operations                                                                                 (49,190)
 Financial income                                                                             18        2,972
 Income tax                                                                                               196
 Loss before amortization and impairment of goodwill                                                  (46,414)
 Amortization and impairment of goodwill                                                      20     (302,726)
 Net loss after amortization and impairment of goodwill                                              (349,140)
 Net loss per share (in Euro)                                                               1-12        (8.99)
-------------------------------------------------------------------------------------------------------------

The attached notes are an integral part of the consolidated financial statements.

CONSOLIDATED BALANCE SHEET


ASSETS                                                                                 NOTES             2000
-------------------------------------------------------------------------------------------------------------

 Non current assets                                                                     6-7

 Trademarks and other intangible assets                                                   4             4,078
  Depreciation and amortization                                                                        (1,035)
                                                                                                        3,043
 Goodwill                                                                                 5           373,002
 Amortization and impairment                                                                         (304,249)
                                                                                                       68,753
 Property, plant and equipment                                                            6            43,970
 Depreciation                                                                                          (7,889)
                                                                                                       36,081
 Financial Assets                                                                         8             1,636

 Total Non Current Assets                                                                             109,513

 Current Assets
 Inventories and work in progress                                                                         512
 Accounts receivable and related accounts                                                 9            22,412
 Other receivables and prepaid expenses                                                                 3,814
 Cash and cash equivalents                                                               10            67,446
 Total current assets                                                                                  94,184
 Total Assets                                                                                         203,697
-------------------------------------------------------------------------------------------------------------

LIABILITIES AND SHAREHOLDERS' EQUITY                                                  NOTES             2000
-------------------------------------------------------------------------------------------------------------

 Shareholders' Equity                                                                   11
 Common Stock                                                                                          44,838
 Additional paid in capital                                                                           406,878
 Retained Earnings                                                                                     57,374
 Accumulated other comprehensive loss                                                                  (1,128)
 Loss for the year                                                                                   (349,140)
                                                                                                      158,822
Minority Interests                                                                                        146
 Provisions for risks                                                                   15              1,881
 Liabilities
 Bank borrowings                                                                                        2,029
 Other loans and debts                                                                                    863
 Trade accounts and notes payable                                                                      18,406
 Tax and social security                                                                               11,810
 Other debts                                                                            16              9,740
                                                                                                       42,848
Total                                                                                                 203,697
-------------------------------------------------------------------------------------------------------------

The attached notes are an integral part of the consolidated financial statements.

CONSOLIDATED CASH FLOW STATEMENT




In EUR 000                                                                                             2000
-----------------------------------------------------------------------------------------------------------
 Net income                                                                                        (349,140)
 Adjustments to reconcile net income to net cash provided by operating activities
         . Depreciation, amortization, goodwill impairment and provisions                           312,224
         . Other items not affecting cash flow                                                        2,858
Net cash before changes in current assets and liabilities                                           (34,058)
           Increase in trade accounts receivable                                                    (10,169)
           Increase in accounts payable                                                               5,585
           Other                                                                                     (1,327)
Net change in current assets and liabilities                                                         (5,911)
 NET CASH USED IN OPERATING ACTIVITIES (A)                                                          (39,969)
 Investing Activities
 Purchase of intangible and tangible assets                                                         (42,489)
 Purchase of other investments                                                                      (39,746)
 Proceeds from sales of fixed assets and other investments                                            1,924
NET CASH USED IN INVESTING ACTIVITIES (B)                                                           (80,311)
 Financing activities
 Proceeds from issuances of common stock                                                             57,691
 Proceeds from or repayments of short term borrowings and long term debt                              2,097
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES (C)                                              59,788
 Currency translation adjustment (D)                                                                   (282)
Net change in cash and cash equivalents (A+B+C+D)                                                   (60,774)
Cash and cash equivalents at beginning of year                                                      118,449
 Cash of current year acquisitions                                                                    9,771
Cash and cash equivalents at end of year                                                             67,446
Non monetary transactions                                                                           255,901
Interest paid                                                                                           238
Income tax paid                                                                                         196
-----------------------------------------------------------------------------------------------------------

The attached notes are an integral part of the consolidated financial statements.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY



In EUR 000                       NUMBER OF   COMMON STOCK    ADDITIONAL       RETAINED       COMPREHENSIVE LOSS     TOTAL
                                 SHARES(1)                      PAID         EARNINGS /             (CTA)
                                                             IN CAPITAL      ACCUMULATED
                                                                               DEFICIT
--------------------------------------------------------------------------------------------------------------------------
At January 1, 2000              30,986,180          4,724        133,399           (6,299)                   82    131,906
Capital increases by                     -         26,262        (26,262)                -                               -
 incorporation of reserves
March capital increases            352,180            352          5,590                 -                           5,942
April capital increases            794,340            795         16,685                 -                          17,480
Exercise of subscription           442,000            442           (237)                -                             205
 options
May capital increase             6,803,429          6,804        216,349                 -                         223,153
July capital increase            4,858,000          4,858         55,867                 -                          60,725
August capital increase            217,477            217          5,122                 -                           5,339
Issue expenses                           -              -         (3,436)                -                          (3,436)
October capital increase           332,339            332          3,656                 -                           3,988
Exercise of subscription            51,644             52            145                 -                             197
 options
Revaluation of securities                -              -              -            63,673                          63,673
Comprehensive loss (CTA)                 -              -              -                                 (1,210)    (1,210)
Consolidated net loss FY 2000            -              -              -          (349,140)                       (349,140)
At December 31, 2000            44,837,589         44,838        406,878          (291,766)              (1,128)   158,822
--------------------------------------------------------------------------------------------------------------------------


The attached notes are an integral part of the consolidated financial statements.

(1)After 5 : 1 split in March 2000.

In 2000, following two capital increases by incorporation of reserves, the nominal value of the shares changed from 5 FRF to 1 euro and then to 5 euros. The 5 : 1 stock split in March 2000 brought the par value back to 1 euro. The number of shares disclosed for transactions and balances prior to that date has been restated for this stock split. The March 2000 and April 2000 capital increases correspond to the acquisitions of shares in subsidiaries in Denmark, Italy, the Netherlands and Spain. The May 2000 capital increase permitted the acquisition of 97% of the shares of InfoStream ASA.

In July 2000, the company carried out a capital increase, in consideration for cash, resulting in the creation of 4,858,000 shares issued at 12.5 euros.
Shares were issued following the acquisition of NetSite Production Ltd in August and NCI GmbH in October 2000.

Following the acquisition of InfoStream ASA, stock options plans have been replaced by warrants of which 51,644 have been exercised during the second semester of 2000.

At December 31, 2000, the number of shares authorized by the shareholders' meeting and not yet issued amounted to 20,000,101. See note 32 for details of further modifications due to the acquisition of Integra SA by Genuity Inc.

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME / (LOSS)


In EUR 000                                                           2000
-------------------------------------------------------------------------
Net loss                                                         (349,140)
Other Comprehensive Income (Loss)
 Foreign currency translations adjustments (CTA)                   (1,210)

Comprehensive Loss                                               (350,350)
-------------------------------------------------------------------------

The attached notes are an integral part of the consolidated financial statements.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


Description of business of the Company

Integra SA (`Integra' or the `Company') is a major operator of e-commerce and complex Internet sites in Europe. The company has established operations in ten Western European countries. This European presence was established by the acquisition of companies in 1999 and 2000.

The revenues of Integra derive from activities related to web hosting, project services and component software activities.

Integra's web hosting services are broad ranging with a special emphasis on the management of complex web applications. The development of Integra's pan-European network of Integra Technical centers provides the infrastructure which is necessary for the development of the web hosting activity.

The project services segment includes activities relating to consulting on web site architecture, project management and co-ordination with partners, development and integration.

The component software activity has been developed in Norway and Sweden and this activity relates to the sale of software to customers in the financial services sector in Scandinavia.


1-  ACCOUNTING POLICIES


1-1 General

The consolidated accounts of the Integra Group are prepared in compliance with generally accepted accounting principles in France and are in conformity with rule 99.02 of "Comite de Reglementation Comptable". Footnotes added or modified to comply with the U.S. Securities and Exchange Commission regulations are shown in Italics.

1-2 Consolidation principles

The consolidated financial statements include the accounts of the company and its majority owned subsidiaries. All subsidiaries, apart from InfoStream ASA, are wholly-owned.

Acquired companies are generally consolidated from the closing date of the acquisition when all consideration is exchanged or prior to that date if the acquisition agreement includes the terms of a definitive sale, regardless of the nature of payment for the transaction (cash or capital increase) and if the transaction is publicly announced.

The date of first consolidation is the date on which the financial statements of the companies were prepared immediately after the acquisition agreement was signed. In this case, the three following conditions must be fulfilled:

The buyer and the seller must have signed a final acquisition agreement providing for an acquisition date different from the closing date,

The transfer of ownership of the acquired company is effective on the date chosen for consolidation, and

The time period between the consolidation date and the closing date is relatively short.

All or part of the acquisition financed by an exchange of shares is recorded as debt so long as a shareholder's meeting has not approved the corresponding capital increase.

The dates of first consolidation have been determined as explained above, instead of taking into account the effective dates stipulated in the acquisition agreements.

1-3 Conversion of foreign currencies

The financial statements of foreign companies are converted as follows:

the assets and liabilities are converted at the year-end exchange rate; and

the income statement is converted at the average exchange rate for the year.

Any differences arising from currency conversions of the financial statements of subsidiary companies located in non Euro zone countries are shown in Shareholders' equity under currency translation adjustment (CTA) and disclosed in the consolidated statement of comprehensive income / (loss).

Group companies do not enter into significant transactions in currencies other than the local currency of their respective countries.

The Company takes the view that the functional currency of foreign subsidiaries is the respective local currency.

1-4 Acquisitions costs

The cost of purchasing long-term investments includes payments to vendors and costs directly related to the purchase, such as commissions and legal or financial advisors' fees.

When all or part of the acquisitions are made in the form of an exchange of shares, the value applied to the Integra share to calculate the purchase cost is the average closing price on the Nouveau Marche of a five day period encompassing the date of signature of the acquisition agreement.

1-5 Goodwill on consolidation and other intangible assets

a) Goodwill arises from the difference between the cost of acquiring the shares of the consolidated companies and the group share of the net assets on the date of acquisition. This difference is calculated after taking into account the restatements made to comply with group accounting policies and the adjustments to assets and liabilities whose fair value differs from their book value at that date.

Goodwill on consolidation is amortized over a three-year period. A reduction in the value of the assets, in the form of an impairment charge, is recorded if the non-discounted future cash flow is less than the net book value of these assets. This potential adjustment is intended to reduce the net book value of goodwill on consolidation to its fair value.

b) Capital increase costs are deducted from the related share premiums.

c) Research and development costs, which mainly relate to site production tools and technical center management tools, as well as their maintenance, are charged to the income statement. The same also applies to software produced by the Company.

d) Capitalised software is amortized over a three-year period.

1-6 Tangible fixed assets

Tangible fixed assets are valued at acquisition cost (purchase price and related expenses). Depreciation charges are made on a straight-line basis over periods determined with reference to the expected useful life of the assets:

--------------------------------------------------------------------------
Plant and equipment                                          8 years
Fixtures and fittings                                        8 years
Office and computer equipment                                3 or 5 years
Office furniture                                             8 years
--------------------------------------------------------------------------

Assets held under finance leases are recorded as fixed assets at cost, and are depreciated according to the method described above. The corresponding financial liability is recorded on the balance sheet.

1-7 Financial assets

Other financial fixed assets represent deposits, guarantees paid and loans to employees.

1-8 Valuation of debtors and creditors

Debtors and creditors are shown at their nominal value.

Doubtful debt provisions are calculated on a customer-by-customer basis. The amounts charged to the income statement correspond to balances for which non-recovery is probable.

1-9  Cash and cash equivalents

The Company shows as cash and cash equivalents any marketable securities with a high degree of liquidity and with initial maturities of less than three months. Marketable securities are shown at market price.

1-10 Deferred tax

Deferred tax assets and liabilities are shown to reflect the impact of future taxation arising from timing differences between the net book values and fiscal values of the assets and liabilities as well as tax credits and loss carryforwards. Deferred tax assets and liabilities are calculated using the enacted taxation rates applicable to the taxable profit when timing differences are expected to reverse. In the event of a change in taxation rates, the impact on deferred tax assets and liabilities is shown in the income statement. Deferred tax assets are provided if it is considered that their non-recovery is more likely than not.

1-11 Retirement and other employee indemnities

The Group contributes to staff retirement indemnities pursuant to local laws and practices. Pension plans are of a defined contribution nature.

1-12 Loss per share

Loss per share are calculated on the basis of the weighted average number of shares outstanding during the period.

The share equivalent of share subscription options were excluded for the loss per share calculation after dilution, their effect being anti-dilutive. Consequently, the loss per share and diluted loss per share are the same.

1-13 Accounting estimates

The financial statements are drawn up based on certain estimates and assumptions, which have a minimal effect on income.

1-14 Revenue recognition

Revenues derived from web hosting activities are recorded from the date on which services are provided to customers. Fixed rental fees charged to customers are recorded straight line in respect of the related period covered by the charges. Variable hosting fees are charged to customers based upon usage and traffic and are recorded in the period in which the related services took place.

Revenues derived from project services projects are recorded as contract activity progresses based upon actual hours worked expressed as a percentage of total estimated time on contracts.

Revenues derived from component software activities are recorded as follows:

for the sale of software - upon their implementation date for the sale of services - in the same manner as for professional services above.

1-15 Share option plan

The Company applies the intrinsic value-based method of accounting prescribed by the U.S. Accounting Principles Board ('APB') Opinion No. 25, 'Accounting for Stock Issued to Employees'. Under this method, compensation expense is recorded on the date of the grant only if the current market value price of the underlying stock exceeded the exercise price. The U.S. Statement of Financial Accounting Standard 'SFAS' No. 123, 'Accounting for Stock-Based Compensation,' established accounting and disclosure requirements using a fair value-based method of accounting for stock-based employee compensation plans. As allowed by SFAS No. 123, the Company has elected to continue to apply the intrinsic value-based method of accounting described above, and has adopted the disclosure requirements of SFAS No. 123.


1-16 Exceptional income (expense)

Exceptional items linked to the Company's activities are included in ordinary operations. Exceptional items outside the scope of the Company's activities are shown under exceptional income (expense).

2-  COMPANIES CONSOLIDATED

During the FY 2000, the two Spanish companies were merged. Also most of the affiliated companies have been renamed. The main information relating to the acquisitions are as follows:


NAME                                    COUNTRY                % HELD         DATE FIRST CONSOLIDATED   Acquisition costs
                                                                                                        EUR 000
--------------------------------------------------------------------------------------------------------------------------
 Integra Italia SpA.                    Italy                   100%               01/04/2000                 6,432
 Integra Hosting Italia Spa.            Italy                   100%               01/04/2000                 5,968
 InfoStream ASA                         Norway                  98,7%              01/04/2000               332,889
 NetSite Productions Ltd.               United Kingdom          100%               01/07/2000                 5,441
 NCI GmbH                               Germany                 100%               01/07/2000                 3,247
---------------------------------------------------------------------------------------------------------------------------


3-  Number of shares issued in 2000 in respect of companies acquired



Name                                    COUNTRY           DATE OF CAPITAL       NUMBER OF SHARES
                                                            INCREASE (1)
---------------------------------------------------------------------------------------------------
 Integra-Net Hosting S.L        Spain                    March 2000                           38,520
 Integra Nederland B.V.         The Netherlands          March 2000                          313,660
 Mondo A/S                      Denmark                  April 2000                          519,330
 Integra Italia SpA.            Italy                    April 2000                          139,980
 Integra Hosting Italia SpA.    Italy                    April 2000                          135,030
 InfoStream ASA                 Norway                   May 2000                          6,803,429
 NetSite Productions Ltd.       United Kingdom           August 2000                         217,477
 NCI GmbH                       Germany                  October 2000                        332,339
----------------------------------------------------------------------------------------------------

     (1) after 5:1 split in March 2000.


4-  Trademarks and other intangible assets

                          2000
In EUR 000               GROSS       DEPRECIATION
-------------------------------------------------
Software                 3,619                648
Other                      459                387
TOTAL                    4,078              1,035
-------------------------------------------------

5- GOODWILL

Acquisitions costs are attributed on the basis of the value of the assets and the liabilities taken over, as follows:

In EUR 000         Intangible     Tangible fixed      Short-term       Goodwill on       Long-term
                  fixed assets        assets            assets        consolidation     liabilities

-------------------------------------------------------------------------------------------------------
INTEGRA-NET UK           0              134               329            1,841                0
 LTD.
INTEGRA GMBH            52              184               592            6,982           (1 227)
INTEGRA-NET              0              238               410            3,887             (499)
 HOSTING S.L.
INTEGRA                 10              156               685            7,711             (243)
 NEDERLAND B.V.
INTEGRA FRANCE           0              227             2,855            1,242             (828)
 S.A.
MONDO A/S                0              107               700            9,638                0
INFOSTREAM ASA         111            3,675            21,115          320,990           (1 376)
INTEGRA ITALIA           2              100               415            6,697             (372)
 SPA
INTEGRA                  1               76               532            6,081             (191)
 HOSTING
 ITALIA SPA
NETSITE                  0              132               736            4,852              (32)
 PRODUCTIONS
 LTD.
NCI GMBH                15              295               710            3,081             (230)
TOTAL                  191            5,324            29,079          373,002           (4,998)
-------------------------------------------------------------------------------------------------------

                  Short-term          Total
                 liabilities       acquisition
                   costs (1)
----------------------------------------------
INTEGRA-NET UK
 LTD.                (350)            1,954
INTEGRA GMBH
INTEGRA-NET          (757)            5,826
 HOSTING S.L.        (608)            3,428
INTEGRA
 NEDERLAND B.V.      (490)            7,829
INTEGRA FRANCE
 S.A.                (722)            2,774
MONDO A/S
INFOSTREAM ASA       (573)            9,872
INTEGRA ITALIA    (11,480)          333,035
 SPA                 (411)            6,432
INTEGRA
 HOSTING             (531)            5,968
 ITALIA SPA
NETSITE
 PRODUCTIONS          (247)            5,441
 LTD.
NCI GMBH              (623)            3,247
TOTAL              (16,792)          385,806
 ----------------------------

(1) An amount of 31.8 million euros has been added to the Infostream ASA acquisition cost corresponding to the differential between the market price and the strike price of the options granted to Infostream ASA employees since the commitments were transferred to the acquirer through the issuance of warrants which generate the same consequences. Other acquisition costs that have been capitalized during Fiscal Year 2000 amount to 5.3 million euros.


Goodwill and amortization are as follows:

In EUR 000                                  2000             IMPAIRMENT &
                                            GROSS            AMORTIZATION
                                       ----------------------------------
INTEGRA FRANCE                                     1,242              828
INTEGRA NET UK LTD.                                1,841              920
INTEGRA GMBH                                       6,982            2,910
INTEGRA NET HOSTING S.L.                           3,887            1,500
INTEGRA NEDERLAND B.V.                             7,711            2,570
MONDO A/S                                          9,638            3,213
INTEGRA ITALIA SPA.                                6,697            1,674
INTEGRA HOSTING ITALIA SPA.                        6,081            1,520
INFOSTREAM ASA                                   320,990          287,798 (2)
NETSITE PRODUCTIONS LTD.                           4,852              803
NCI GMBH                                           3,081              513
TOTAL                                            373,002          304,249
-------------------------------------------------------------------------

(2) Including EUR 207.5 million of exceptional amortization (refer to note 20)

6- TANGIBLE FIXED ASSETS

  In EUR 000                              2000
                                          GROSS         DEPRECIATION
--------------------------------------------------------------------
Plant and equipment                             3,970            869
ITC equipment                                  19,482          2,380
Computer and other equipment                   20,518          4,640
TOTAL                                          43,970          7,889
Of which held under capital leases              2,852            636
--------------------------------------------------------------------


7-  Leased tangible fixed assets

In EUR 000                                              2000
                                                        GROSS           DEPRECIATION
------------------------------------------------------------------------------------
Plant and equipment                                         -                      -
ITC equipment                                               -                      -
Computer and other equipment                            2,852                    636
TOTAL                                                   2,852                    636
------------------------------------------------------------------------------------

8-  Financial assets

 In EUR 000                                             2000
                                                        GROSS             PROVISIONS
------------------------------------------------------------------------------------
Loans                                                     205                      -
Other financial assets                                  1,431                      -
TOTAL                                                   1,636                      -
------------------------------------------------------------------------------------

Other financial assets include mainly deposits on rented premises. Loans relate to short-term loans to Company employees.

9-  ACCOUNTS RECEIVABLE AND RELATED ACCOUNTS

In EUR 000                                              2000
------------------------------------------------------------
Accounts receivable                                   22,729
Invoices to be issued                                  2,112
Notes to be received                                     500
Doubtful accounts                                        513
Bad debt reserve                                      (3,442)
TOTAL                                                 22,412
------------------------------------------------------------

The doubtful debt charge for 2000 amounts to EUR 2,206,000.

10-  CASH AND CASH EQUIVALENTS


In EUR 000                                              2000
------------------------------------------------------------
Marketable securities                                 59,349
Cash                                                   8,097
TOTAL                                                 67,446
------------------------------------------------------------

At year-end, the net book value of marketable securities is equal to the market value.

As of December 31, 2000, the Company has pledged Euro 5.5 million of marketable securities in support of a warranty given by a bank to company suppliers in respect of the French Integra Technical Center (ITC) construction and the ITC building rental charge.

11-  SHAREHOLDERS' EQUITY

ISSUED CAPITAL

At December 31, 2000 the Company's outstanding share capital was EUR 44,837,589 divided into 44,837,589 shares, each with a par value of EUR 1.

DISTRIBUTION OF CAPITAL AND VOTING RIGHTS

At December 31, 2000, share capital was distributed as follows :

                                                 NUMBER OF        % OF SHARE        % OF VOTING
                                                SHARES HELD         CAPITAL          RIGHTS (2)
-----------------------------------------------------------------------------------------------
 GUGLIELMETTI FAMILY                              1,846,050              4.1                3.9
 VERTEX TECHNOLOGY FUND                           1,580,495              3.5                6.0
 CWV                                              1,244,250              2.8                2.6
 DIRECTORS AND EMPLOYEES                          1,590,904              3.6                4.3
 INVESTORS (1)                                   38,575,890             86.0               83.2
 TOTAL                                           44,837,589            100.0              100.0
-----------------------------------------------------------------------------------------------

(1) At December 31, 2000, both SMALLCAP World Fund, Inc. (Capital Group) and Fidelity Investments held more than 5%.

(2) A double voting right is conferred on shares registered for more than two years in the name of the same shareholder. At December 31, 2000, 3 148 201 shares were eligible for double voting rights.

During the first quarter of 2001, the distribution of capital did not change, except that Fidelity Investments announced that its holdings were less than 5%.

Lock-up agreements

Lock-up agreements, restricting the sale of Company shares, existed between the Company and certain Board members and employees. All such agreements expired in or prior to June 2000.

12-  EMPLOYEE SHARE OPTION PLAN

The General Meeting of Shareholders held on October 15, 1996 authorized the Board of Directors to issue share options to employees of the parent company to subscribe or purchase shares. Subsequent meetings extended the option plan to directors and employees of French and foreign subsidiaries subject to a maximum of 15% of the parent company's share capital.


COMMENCEMENT DATE                          NUMBER OF OPTIONS       SUBSCRIPTION PRICE (IN     NUMBER OF OPTIONS
                                               ISSUED (1)                EUROS) (1)            OUTSTANDING AT
                                                                                                 31/12/2000
--------------------------------------------------------------------------------------------------------------
July 16, 1997                                      490,000                      0.30                   100,000
January 29, 1998                                    47,000                      0.55                    14,000
January 12, 1999                                   973,000                      1.28                   743,000
April 29, 1999                                     231,055                      1.28                   196,870
June 20, 1999                                      230,500                      5.91                   203,000
September 29, 1999                                 100,000                      8.47                   100,000
October 25, 1999                                   251,000                      9.26                   199,500
December 20, 1999                                  254,000                     18.53                   246,000
January 27, 2000                                    47,000                     27.76                    47,000
March 25, 2000                                     270,500                     37.64                   125,000
July 05, 2000                                    1,748,453                     12.95                 1,573,903
August 30, 2000                                     38,900                     13.87                    38,900
October 23, 2000                                   936,640                     11.00                   903,910
November 29, 2000                                  198,350                      7.15                   198,350
     Total                                       5,816,398                                           4,689,433
--------------------------------------------------------------------------------------------------------------

(1)  Adjusted for 5:1 split in March 2000.

Number of options outstanding

                                                          2000
--------------------------------------------------------------
Options outstanding at January 1                     1,802,370
Options granted                                      3,239,843
Options exercised                                            -
Options cancelled                                      352,780
Options outstanding at end of period                 4,689,433
--------------------------------------------------------------


WARRANTS

The Extraordinary General Meeting which was held on August 10, 2000 approved the issue of 300,000 warrants at 1 euro in favor of the Board members and giving them the right to subscribe with each warrant to one Integra share at Euro 12.96 to be fully paid at subscription. Those warrants have to be subscribed prior to August 10, 2001 and will have to be exercised between August 10, 2002 and August 10, 2005. At December 31, 2000 no warrants have been subscribed.

The General Meetings, which were held on August 10 and October 31, 2000 approved the issue of 1,108,848 warrants giving the right to subscribe one Integra share per warrant. These warrants were attributed to the beneficiaries of InfoStream stock option plans. They have been structured so as to replicate the parity used for the Public Offer, i.e. 6.23 Integra shares for 59 Infostream shares. The strike price of those warrants varies between 2.34 euros and 23.22 euros and the exercise date spreads between April 14, 2001 and January 1, 2004.

13-  ACCOUNTING FOR STOCK OPTIONS

In accordance with accounting policies generally accepted in the United States, a charge was recorded to reflect the discount granted to some stock option holders (prior to 2000, some options have been granted with a 5% discount, allowed for tax purposes). This charge is spread over a period of two years during which the options cannot be exercised.

The impact on the consolidated income statement is as follows:


In EUR 000
---------------------------------------
2000                               2001

219                                 288
---------------------------------------


If the costs of the stock option plans had been calculated in accordance with FAS 123, the net loss of the Company and earnings per share would be as follows:


In EUR 000                                                             2000
---------------------------------------------------------------------------
 Net loss as per financial statements                              (349,140)
 Pro forma net loss                                                (356,629)
In EUR
---------------------------------------------------------------------------
 Earnings per share as per financial statements                       (8.99)
 Pro forma loss per share                                             (9.18)
---------------------------------------------------------------------------

The estimated market value on the option issue date was calculated using the "Black-Scholes" model to determine the above figures.

The components and assumptions used are the following:


OPTIONS ISSUED IN                        2000              1999              1999 BEFORE       1998
                                                           AFTER             FLOTATION
                                                           FLOTATION
-------------------------------------------------------------------------------------------------------------
 Average estimated option life           4 years           4 years           4 years           4 years
 Interest rate with risk premium         5%                5 %               5 %               5 %
 Price volatility rate                   98%               98 %              0 %               0 %
 Estimated dividend/price ratio           0                 0                0                 0
In EUR 000                               7,708             342               76                8
--------------------------------------------------------------------------------------------------------------


14 -  INCENTIVE PLANS

An employee incentive plan based on the results of the company has been set up in France for all employees. No charge has been accrued in connection with this plan as of December 31, 2000 due to the losses incurred by Integra France.

Other incentive plans existing within Integra group companies concern mainly sales employees and are linked to their commercial and sales performance. Amounts accrued under these plans are included in tax and social security liabilities in the accompanying consolidated balance sheet.

15-  PROVISIONS


In EUR 000                                    01/01/2000         INCREASES      DECREASES     31/12/2000
--------------------------------------------------------------------------------------------------------
Provisions for risks                                 610             1,303            525          1,388
Provisions for other charges                           5               488              -            493
SUB TOTAL                                            615             1,791            525          1,881
Provisions for doubtful debts                        507             4,030          1,095          3,442
TOTAL                                              1,122             5,821          1,620          5,323
--------------------------------------------------------------------------------------------------------

The provisions for risks and other charges involve some tax and social risks arising in previous years in certain countries. An additional provision of EUR 500,000 has been booked at corporate level for customer litigation.


16-  OTHER DEBTS

In 2000 other debts mainly correspond to liabilities to minority shareholders of acquired companies in Norway for an amount of approximately 8.8 million euros.


17-  BREAKDOWN OF COST OF SALES AND OPERATING EXPENSES BY NATURE OF EXPENSE



In EUR 000                                           2000
---------------------------------------------------------
 Payroll costs                                     53,446
 Telecommunication costs                            2,693
 Purchases                                          2,455
 Rents                                              5,545
 Advertising                                        5,499
 External services                                 13,157
 Taxes and similar payments                           939
 Other operating expenses                           7,279
 Depreciation                                       9,498
 TOTAL                                            100,511
---------------------------------------------------------

18-  FINANCIAL INCOME AND EXPENSE


In EUR 000                                                         2000
-----------------------------------------------------------------------
Interest payable and other financial expenses                    (1,225)
Interest received and other financial income                      4,072
Exchange losses (gains)                                             125
TOTAL                                                             2,972
-----------------------------------------------------------------------


19-  TAXATION

The loss carryforwards at December 31, 2000, which amount to EUR 69.7 million and which can be offset against future taxable profits, expire on the following dates :



In EUR 000                    2001           2002           2003           2004       2005 AND      WITHOUT TIME      Total
                                                                                       LATER           LIMIT
----------------------------------------------------------------------------------------------------------------------------
France                         981            691          1,344          2,383         24,409          8,042         37,850
UK                               -              -              -              -              -          3,883          3,883
Germany                          -              -              -              -              -            313            313
Spain                            -              -              -              3          5,171              -          5,174
Netherlands                      -              -              -              -              -          3,063          3,063
Denmark                          -              -              -              -          2,009              -          2,009
Italy                            3              9             21             12          3,107              -          3,152
Norway                           -              -              -              -         11,612              -         11,612
Sweden                           -              -              -              -              -          2,664          2,664
TOTAL                          984            700          1,365          2,398         46,308         17,965         69,720
----------------------------------------------------------------------------------------------------------------------------


The income tax charge or credit for the financial year ended December 31, 2000 differs from the amount derived from applying to the tax loss the legal French taxation rate of 36.66% for this period. The main differences are shown below:



In EUR 000                                                                                     2000
---------------------------------------------------------------------------------------------------
 Theoretical tax credit at legal rate                                                       127,923
 Differences in tax rates in other countries                                                   (877)
 Loss carryforwards during the period not recognized                                        (17,761)
 Non deductible expenses and other (principally goodwill amortization)                     (109,285)
 Tax credit                                                                                       0
---------------------------------------------------------------------------------------------------


The effect of temporary differences and losses carried forward that generate significant amounts of deferred taxes are indicated hereafter:



In EUR 000                                                          2000
------------------------------------------------------------------------
 Deferred tax assets
 Provisions and other timing differences                             862
 Loss carry-forwards                                              23,739
 TOTAL DEFERRED TAXES ASSETS                                      24,601
 Deferred tax liabilities:
 Valuation allowance on deferred tax asset                       (24,569)
 NET DEFERRED TAX                                                     32
------------------------------------------------------------------------

20-  AMORTIZATION OF GOODWILL ON CONSOLIDATION



In EUR 000                                  Gross           AMORTIZATION     AMORTIZATION &   NET AT 12/31/00     FUTURE FULL
                                                               CHARGE         IMPAIRMENT                             YEAR
                                                                1999          CHARGE 2000                         AMORTIZATION
------------------------------------------------------------------------------------------------------------------------------
Integra France S.A.                          1,242               414               414               414               414
Integra Net UK Ltd.                          1,841               322               598               921               614
Integra GmbH                                 6,982               583             2,327             4,072             2,327
Integra-Net Hosting S.L                      3,887               204             1,296             2,387             1,296
Integra Nederland B.V.                       7,711                 -             2,570             5,141             2,570
Mondo A/S                                    9,638                 -             3,213             6,425             3,213
Integra Italia SpA.                          6,697                 -             1,674             5,023             2,232
Integra Hosting Italia SpA.                  6,081                 -             1,520             4,561             2,027
InfoStream ASA                             320,990                 -           287,798            33,192            14,752
NetSite Productions Ltd.                     4,852                 -               803             4,049             1,617
NCI GmbH                                     3,081                 -               513             2,568             1,027
 TOTAL                                     373,002             1,523           302,726            68,753            32,089
--------------------------------------------------------------------------------------------------------------------------

Considering the revised growth perspectives for Internet activities and its impact on companies' valuations, the company performed a review of its investments since some of the latter were acquired when valuations were at their highest.

This valuation was made in accordance with both U.S. GAAP (APB 17, ARB 43, and SFAS 121) and French accounting principles and resulted in an impairment charge of the largest investment, Infostream ASA, for 207.5 million euros. This write-down is largely due to the downturn of the Professional Services market in the Nordic countries. This impairment charge is included in the line "Amortization of Goodwill" in the Income Statement. Under U.S. GAAP presentation this would be separated from the normal amortization charge and disclosed within "Other Operating Charges".

Investments have been valued with the discounted cash-flow approach, on the basis of six years forecasts and a residual value after that period. The discount rate is based on 10-year non-risk bond rates, stock volatility and market risk premium.

In the case of InfoStream ASA, the result has been compared with revenue multiples of comparable listed companies and with the value deriving from the term of exchange of the tender offer from Integra.


21-  NUMBER OF EMPLOYEES


                                    EMPLOYEES AT      AVERAGE FOR
                                     31/12/2000        PERIOD OF
                                                     CONSOLIDATION
--------------------------------------------------------------------

France                                  207               181
United Kingdom                           84                53
Germany                                 102                62
Spain                                   124                87
The Netherlands                          45                34
Denmark                                  52                49
Italy                                    57                42
Iceland                                  60                65
Norway                                  160               163
Sweden                                   81                62
TOTAL                                   972               798
--------------------------------------------------------------------

22-  NET SALES AND GROSS MARGIN BY SEGMENT

Financial information in respect of the reported segments of Integra is shown below:


In EUR 000                                   2000
-----------------------------------------------------------------------
 Net sales                                                    %
 Hosting                                    17,569            34.2
 Project services                           22,589            44.0
 Component software                         11,163            21.8
 TOTAL                                      51,321           100.0
-----------------------------------------------------------------------
 Gross margin
-----------------------------------------------------------------------
 Hosting                                   (3,276)           (18.6)
 Project services                           1,511              6.7
 Component software                         2,549             22.8
 TOTAL                                        784              1.5
-----------------------------------------------------------------------


23-  FIXED ASSETS BY SEGMENT



                                                   2000
In EUR 000                                         GROSS                            DEPRECIATION
-------------------------------------------------------------------------------------------------------------
 FIXED ASSETS                                                        %                                   %
 Hosting                                           28,468            64.8               3,258            41.3
 Project and component services                    10,701            24.3               3,225            40.9
 Other                                              4,801            10.9               1,406            17.8
TOTAL                                              43,970           100.0               7,889           100.0
Of which leased                                     2,852             6.5                 636             8.1
-------------------------------------------------------------------------------------------------------------


24-  Net sales by type of revenue


In EUR 000                                           2000
------------------------------------------------------------------------------
 Net sales                                                                   %
 Sales of products                                   5,425                10.6
 Sales of services                                  45,896                89.4
 TOTAL                                              51,321               100.0
------------------------------------------------------------------------------

25-  INFORMATION BY GEOGRAPHICAL AREA



In EUR 000                                         2000              %
------------------------------------------------------------------------
     Sales
Euro zone                                        19,883             38.7
Non euro zone (1)                                31,438             61.3
                                                 51,321            100.0
------------------------------------------------------------------------
     Operating income (loss)
------------------------------------------------------------------------
Euro zone                                       (41,851)            85.1
Non euro zone                                    (7,339)            14.9
                                                (49,190)           100.0
------------------------------------------------------------------------
     Goodwill
------------------------------------------------------------------------
Euro zone                                        24,166             35.2
Non euro zone                                    44,587             64.8
                                                 68,753            100.0
------------------------------------------------------------------------
     Other intangible assets
------------------------------------------------------------------------
Euro zone                                         2,923             96.1
Non euro zone                                       120              3.9
                                                  3,043            100.0
------------------------------------------------------------------------
     Tangible assets
------------------------------------------------------------------------
Euro zone                                        22,320             61.9
Non euro zone                                    13,761             38.1
                                                 36,081            100.0
------------------------------------------------------------------------

Denmark, Iceland, Norway, Sweden and United Kingdom


26-  NET SALES BY COUNTRY



In EUR 000                                                   2000                     %
----------------------------------------------------------------------------------------
France                                                       8,131                  15.8
United Kingdom                                               4,731                   9.2
Germany                                                      6,085                  11.9
Spain                                                        3,177                   6.2
The Netherlands                                              1,106                   2.2
Denmark                                                      3,532                   6.9
Italy                                                        1,383                   2.7
Iceland                                                      4,724                   9.2
Norway                                                      13,019                  25.3
Sweden                                                       5,433                  10.6
Total                                                       51,321                 100.0
----------------------------------------------------------------------------------------


27-  RISK EXPOSURE

Exposure to foreign exchange risk is limited to the recording of the exchange movements arising from the conversion of loans and advances between Euro and non-Euro zone companies and from the consolidation of the financial statements of non-Euro zone companies. As a result of low indebtedness, the group does not have significant exposure to interest rate risk.

28-  LEASING COMMITMENTS - CAPITAL LEASE

Future minimum lease payments under capital leases are shown below:

IN EUR 000                                 DECEMBER 31, 2000
-------------------------------------------------------------------------------------
Capital Lease                                                           %
2001                                               987               45.7
2002-2005                                        1,173               54.3
After 2005                                           -                  -
 TOTAL                                           2,160              100.0
-------------------------------------------------------------------------------------


29-  LEASING COMMITMENTS - OPERATING LEASE

Future minimum lease payments under operating leases are shown below:


In EUR 000                                           DECEMBER 31, 2000
-------------------------------------------------------------------------------------
Operating Lease                                                                  %
2001                                                      9,251               23.5
2002-2005                                                18,696               47.5
After 2005                                               11,441               29.0
 TOTAL                                                   39,388              100.0
-------------------------------------------------------------------------------------

Total operating lease commitments by category are shown below

In EUR 000
---------------------------------------------------------------------------------
 Property leases                                                           37,658
 Service vehicle leases                                                     1,382
 Operational leases                                                           348
 TOTAL                                                                     39,388
---------------------------------------------------------------------------------

These agreements expire at various dates up until the year 2025.

As of December 31, 2000, the Company has pledged Euro 5.5 million of marketable securities in support of a warranty given by a bank to company suppliers in respect of the rental of the Integra Technical Center and its construction.

The Company has also received guarantees of approximately Euro 1.7 million from suppliers in relation to Integra Technical Center construction.


30-  OFFICERS' FEES

Integra did not pay any fees to the members of its Board of Directors.

The General Meeting which was held on August 10, 2000 approved the issuance of 50,000 warrants to each Board member at 1 euro and gave them the right to subscribe with each warrant one Integra share at Euro 12.96 to be fully paid at subscription. Those warrants have to be subscribed prior to August 10, 2001 and will have to be exercised between August 10, 2002 and August 10, 2005. Following the resignation of a Board member, only five Board members are concerned by this issuance. As of December 31, 2000, no warrant had been subscribed.

Management held 1,040,000 stock options as of December 31, 2000.

In Fiscal Year 2000, Management received the following compensation:



                                             COMPENSATION (IN      TOTAL NUMBER OF       NUMBER OF SHARES
                                                  EUROS)             OPTIONS HELD              HELD
------------------------------------------------------------------------------------------------------
Philippe GUGLIELMETTI                              182,939               575,000             1,846,050
Pierre GERARD                                      134,883               200,000               547,836
Andy McLEOD                           (3 months)    37,500               500,000                54,230
Claude RAVILLY                                     137,204               100,000                 1,700
TOTAL                                              492,526             1,375,000             2,449,816
------------------------------------------------------------------------------------------------------

Management as well as some executives have company cars.

A reference is made in note 32 `Post balance sheet events' to the consequences of the acquisition by Genuity Inc. on warrants issued.

31- RELATED PARTY TRANSACTIONS

The Dutch subsidiary of Integra provided professional services to a Dutch customer in which former Dutch nationality Directors of Integra held a 50% shareholding. Trading was carried out at arms length in accordance with normal market conditions. The sales value of such services amounted to approximately Euro 40,000 in the year. The Dutch nationality Directors of Integra left the company in June 2000.

32-  POST BALANCE SHEET EVENTS

In January 2001, the Company purchased the remaining minority interest in Infostream ASA for a consideration of Euro 0.5 million. As a consequence, Infostream ASA has been delisted from the Oslo Stock Exchange.

In February 2001, Strengur, the Icelandic affiliate of Infostream ASA was sold for 7.1 million euros to a consortium of Icelandic pension funds and this gave rise to a gain of 1.7 million Euros.

An employee reduction plan has been announced in the Netherlands in 2001. The associated costs, originally estimated at approximately Euro 500,000 as indicated in the 2000 financial statements published in March 2001, relate exclusively to the dismissal costs of employees for a final amount of Euro 400,000. The main part of the employee departures took place in the first quarter of 2001. The employee reduction plan was completed in the third quarter of 2001.

The United States company Genuity Inc. ("Genuity") initiated a Public Exchange Offering for the shares of Integra in July 2001. The acquisition process was finalized in September 2001 at which date Genuity obtained a majority shareholding in Integra. Pursuant to this acquisition Genuity management has confirmed in writing their intention to provide certain financial support for Integra and its subsidiaries so as to enable the Integra group to meet its liabilities as they fall due and to carry on its normal business activities.

Pursuant to the acquisition of the Integra group by Genuity, the latter has issued or is in the process of issuing shares to employees and Board members to replace stock options and warrants held by the employees and Board members.


33-  DIFFERENCES BETWEEN FRENCH AND U.S. GAAP

The accompanying Group financial statements for the year ended December 31, 2000 included in this report are prepared in accordance with French Generally Accepted Accounting Principles (French GAAP). There are no significant differences between French GAAP and U.S. Generally Accepted Accounting Principles (U.S. GAAP), which have an effect on the determination of the Group's net loss and shareholders' equity as of and for the year ended December 31, 2000.

The consolidated balance sheet and income statement is shown below and the presentation has been modified in order to comply with U.S. GAAP presentation rules. The main presentation adjustments are outlined below.

Consolidated balance sheet


In EUR 000                                                DECEMBER 31, 2000
---------------------------------------------------------------------------
Assets
Current Assets
                  Cash and cash eqivalents                           67,446
                  Receivables, net                                   22,412

                  Other current assets                                3,814
                                                                -----------
                  Total current assets                               93,672

                  Property plant and equipment, net                  36,593
                  Goodwill and Other Intangibles, net                71,796
                  Other assets                                        1,636
                                                                -----------
                  Total assets                                      203,697
===========================================================================

Liabilities and Stockholders' Equity
Current Liabilities
                  Short-term obligations                                861
                  Accounts payable                                   18,406
                  Accrued compensation and related liabilities       12,260
                  Accrued Circuits                                        -
                  Other current liabilities                          12,034
                                                                -----------
                  Total current liabilities                          43,561
Long-term obligations                                                 1,168
Other liabilities                                                         -
                                                                -----------
                  Total liabilities                                  44,729
Minority interests                                                      146
Stockholders' Equity:
                   Common stock                                      44,838
                   Additional paid-in capital                       475,636
                   Accumulated other comprehensive loss              (1,128)
                   Accumulated deficit                             (360,524)
                                                                -----------
                   Total stockholders' equity                       158,822

 Total Liabilities and stockholders' equity                         203 697
===========================================================================

The main presentation differences between the published balance sheet and the table above are as follows:

The overall order of presentation of balance sheet captions has been modified to comply with United States presentation rules showing cash and cash equivalents first followed by other current assets and fixed assets and other assets. Current liabilities are presented first followed by long-term obligations followed by captions within shareholders equity.

Capital lease liabilities have been classified as current and long-term liabilities.

Provisions for risks shown in Integra presentation are shown in `other current liabilities' and `accrued compensation and related liabilities' depending upon the nature of the related item.

INCOME STATEMENT



In EUR 000                                                                2000
==============================================================================
REVENUES
Access                                                                       -
Hosting and Value-added services                                             -
Transport                                                                    -
International                                                           51,321
                                                                   -----------
TOTAL REVENUES                                                          51,321

OPERATING EXPENSES
Cost of sales                                                           47,699
Selling, general and administrative                                     48,101
Depreciation and amortization                                           99,895
Special items                                                          207,542
                                                                   -----------

TOTAL OPERATING EXPENSES                                               403,237

OPERATING LOSS                                                        (351,916)

OTHER INCOME (EXPENSE)
Interest income (expense), net                                           2,972
                                                                   -----------
Other - net                                                                  -
LOSS BEFORE INCOME TAX                                                (348,944)
Income taxes                                                               196
                                                                   -----------
NET LOSS                                                              (349,140)
==============================================================================

The main presentation differences between the published income statement and the table above are as follows:

The goodwill amortization and impairment charge has been separated in the table above. The amortization charge is recorded within "depreciation and amortization" and the impairment charge is recorded within "Special items".

Costs relating to the depreciation and amortization of assets have been allocated to the caption "Depreciation and amortization" whereas Integra presents these charges in the related cost caption (cost of sales, General and Administrative costs, Marketing and Selling and Research and Development).

Salary costs of productive personnel relating to periods of under activity have been presented within cost of sales in the table above whereas these are allocated to General and Administrative costs in the Integra presentation.

34 - RECONCILIATION OF PARENT COMPANY AND CONSOLIDATED RESULT

In EUR 000
--------------------------------------------------------------------------------------------------------------
INTEGRA S.A. STAND ALONE RESULT                                                                       (255,825)
Write-back of provision on investments                                                                 230,691
Other adjustments - France                                                                                 375
PARENT COMPANY RESULT AFTER ADJUSTMENTS                                                                (24,759)
SUBSIDIARIES RESULTS
Integra GmbH                                                                                             1,203
NCI GmbH                                                                                                   114
Mondo A/S                                                                                               (2,244)
Mondonet A/S                                                                                               (10)
Integra-Net Hosting S.L.                                                                                (4,473)
Integra France S.A.                                                                                       (663)
Integra Net UK Ltd.                                                                                     (3,671)
NetSite Productions Ltd.                                                                                  (212)
Integra Hosting Italia SpA.                                                                             (1,609)
Integra Italia SpA.                                                                                     (1,339)
Integra Nederland B.V.                                                                                  (3,090)
InfoStream ASA                                                                                          (6,382)
TOTAL                                                                                                  (22,376)

Amortization of goodwill                                                                              (302,726)
Other consolidation adjustments                                                                            721
NET CONSOLIDATION RESULTS                                                                             (349,140)
--------------------------------------------------------------------------------------------------------------

INTEGRA SA

CONSOLIDATED FINANCIAL STATEMENTS AT JUNE 30, 2001

Consolidated Income Statement

In EUR 000                                                                30/06/2001       Year 2000
                                                                          Unaudited
-----------------------------------------------------------------------------------------------------
Net sales - Managed hosting                                                 10,390             17,569
Net sales - Project services                                                 8,815             22,589
Net sales - Component software                                               5,684             11,163
                                                                            24,889             51,321
Cost of sales - Managed hosting                                             17,240             20,845
Cost of sales - Project services                                             9,974             21,078
Cost of sales - Component software                                           5,871              8,614
                                                                            33,085             50,537
Gross margin - Managed hosting                                              (6,850)            (3,276)
Gross margin - Project services                                             (1,159)             1,511
Gross margin - Component software                                             (187)             2,549
                                                                            (8,196)               784
Research and development                                                     4,510              4,894
Marketing and selling expenses                                              12,158             20,870
General and administrative expenses                                         15,043             24,210
                                                                            31,711             49,974
Loss from operations                                                       (39,907)           (49,190)
Financial income                                                             9,091              2,972
Income tax                                                                       1                196
Loss before amortization and impairment of goodwill                        (30,817)           (46,414)
Amortization and impairment of goodwill                                    (15,324)          (302,726)
Net loss                                                                   (46,141)          (349,140)
Net loss per share (in euro)                                                 (1.03)             (8.99)
-----------------------------------------------------------------------------------------------------

The attached notes are an integral part of the consolidated financial statements.

                                                                June 30, 2001    December 31, 2000
In EUR 000                                                        Unaudited
---------------------------------------------------------------------------------------------------
Assets
Trademarks and other intangible assets                                 6,191                  4,078
Depreciation and amortization                                         (1,545)                (1,035)
                                                                       4,646                  3,043
Goodwill                                                             341,673                373,002
Amortization and impairment                                         (291,485)              (304,249)
                                                                      50,188                 68,753
Property, plant and equipment                                         64,416                 43,970
Amortization                                                         (12,177)                (7,889)
                                                                      52,239                 36,081
Financial fixed assets                                                 1,453                  1,636
Total fixed assets                                                   108,526                109,513
Current assets
Inventories and work in progress                                         842                    512
Accounts receivable and related accounts                              19,350                 22,412
Other receivables and prepaid expenses                                 8,907                  3,814
Cash and cash equivalents                                             19,499                 67,446
Total current assets                                                  48,598                 94,184

Total assets                                                         157,124                203,697

  Liabilities and shareholder's equity
Shareholders' equity
Common stock                                                          45,005                 44,838
Additional paid in capital                                           407,107                406,878
Retained earnings                                                   (291,766)                57,374
Accumulated other comprehensive income / (loss)                          823                 (1,128)
Loss of the period                                                   (46,141)              (349,140)
                                                                     115,028                158,822
Minority interest                                                                               146
Provisions for risk                                                    2,841                  1,881
Liabilities
Bank borrowings                                                        4,256                  2,029
Other loans and debt                                                     408                    863
Trade accounts and notes payable                                      18,742                 18,406
Tax and social security                                               11,680                 11,810
Other debts                                                            4,169                  9,740
                                                                      39,255                 42,848
Total liabilities and shareholder's equity                           157,124                203,697
---------------------------------------------------------------------------------------------------

The attached notes are an integral part of the consolidated financial statements.

CONSOLIDATED CASH FLOW STATEMENT

                                                                        First half of 2001      Year 2000
                                                                            Unaudited
----------------------------------------------------------------------------------------------------------
In EUR 000
OPERATING ACTIVITIES
Net income                                                                      (46,141)           (349,140)
Adjustments to reconcile net income to net cash provided by
 operating activities :
       Depreciation, amortization and provisions                                 22,078             312,224
       Other items not affecting cash flow                                       (5,533)              2,858
NET CASH BEFORE CHANGES IN CURRENT ASSETS AND LIABILITIES                       (29,596)            (34,058)
       Decrease in accounts receivable                                              324             (10,169)
       Decrease in accounts payable                                              (3,502)              5,585
       Other                                                                         87              (1,327)
Net change in current assets and liabilities                                     (3,091)             (5,911)
A=NET CASH USED IN OPERATING ACTIVITIES                                         (32,687)            (39,969)
Investing activities
       Purchase of intangible and tangible assets                               (23,068)            (42,489)
       Purchase of other investments                                                (10)            (39,746)
       Proceeds from sales of fixed assets and other investments                  7,674               1,924
B=NET CASH USED IN INVESTING ACTIVITIES                                         (15,404)            (80,311)
Financing activities
Proceeds from issue of common stock                                                 474              57,691
Proceeds from or repayments of short-term borrowings or long-term                   (22)              2,097
 debt
C=NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                               452              59,788
D=Currency translation adjustment                                                   116                (282)
NET CHANGE IN CASH AND CASH EQUIVALENTS (A+B+C+D)                               (47,523)            (60,774)
Cash and cash equivalents at BEGINNING OF THE YEAR                               67,446             118,449
Cash of affiliates sold/acquired in the current period                             (424)              9,771
Cash and cash equivalents at end of period                                       19,499              67,446
------------------------------------------------------------------------------------------------------------

The attached notes are an integral part of the consolidated financial statements.

Consolidated Statement of Changes in Stockholders' Equity



In EUR 000                        NUMBER OF SHARES     COMMON       ADDITIONAL       RETAINED         COMPREHENSIVE       Total
                                         (1)            STOCK        PAID IN        EARNINGS /        INCOME (LOSS)
                                                                     CAPITAL        ACCUMULATED
                                                                                      DEFICIT
-------------------------------------------------------------------------------------------------------------------------------
At January 1, 2000                      30,986,180         4,724        133,399           (6,299)                  82    131,906
Capital increases by
 incorporation of reserves                                26,262        (26,262)                -                              -
March capital increases                    352,180           352          5,590                 -                          5,942
April capital increases                    794,340           795         16,685                 -                         17,480
Exercise of subscription options           442,000           442           (237)                -                            205
May capital increase                     6,803,429         6,804        216,349                 -                        223,153
July capital increase                    4,858,000         4,858         55,867                 -                         60,725
August capital increase                    217,477           217          5,122                 -                          5,339
Issue expenses                                                           (3,436)                -                         (3,436)
October capital increase                   332,339           332          3,656                 -                          3,988
Exercise of subscription options            51,644            52            145                 -                            197
Revaluation of securities                        -             -              -            63,673                         63,673
Comprehensive loss                               -             -              -                                (1,210)    (1,210)
Consolidated net income 2000                     -             -              -         (349,140)                       (349,140)
At December 31, 2000                    44,837,589        44,838        406,878         (291,766)              (1,128)   158,822
Exercise of subscription options           157,688           157            305                                              462
Exercise of subscription options            10,000            10              4                                               14
Issue expenses                                                              (80)                                             (80)
Comprehensive Loss (CTA)                                                                                        1,951      1,951
Consolidated net income
June 30, 2001                                                                             (46,141)                       (46,141)
At June 30, 2001 (Unaudited)            45,005,277        45,005        407,107          (337,907)                823    115,028
--------------------------------------------------------------------------------------------------------------------------------

(1) After 5 : 1 split in March 2000.

The attached notes are an integral part of the consolidated financial statements.

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME/(LOSS)


In EUR 000                                                                      30/06/2001        Year 2000
                                                                                Unaudited
-----------------------------------------------------------------------------------------------------------
Net loss                                                                          (46,141)         (349,140)
Other Comprehensive Income (Loss)
Foreign currency translations adjustments (CTA)                                     1,951            (1,210)

Comprehensive Loss                                                                (44,190)         (350,350)
-----------------------------------------------------------------------------------------------------------

The attached notes are an integral part of the consolidated financial statements.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Description of business of the Company

Integra SA (`Integra' or the `Company') is a major operator of e-commerce and complex Internet sites in Europe. The company has established operations in nine Western European countries. This European presence was established by the acquisition of companies in 1999 and 2000.

The revenues of Integra derive from activities related to web hosting, project services and component software activities.

Integra's web hosting services are broad ranging with a special emphasis on the management of complex web applications. The development of Integra's pan-European network of Integra Technical centers provides the infrastructure which is necessary for the development of the web hosting activity.

The project services segment includes activities relating to consulting on web site architecture, project management and co-ordination with partners, development and integration.

The component software activity has been developed in Norway and Sweden and this activity relates to the sale of software to customers in the financial services sector in Scandinavia.


1. ACCOUNTING POLICIES

1-1 General

The consolidated accounts of the Integra Group are prepared in compliance with generally accepted accounting principles in France and are in conformity with rule 99.02 of "Comite de Reglementation Comptable". Footnotes added to comply with the U.S. Securities and Exchange Commission regulations are shown in Italics.

1-2 Consolidation principles

Consolidation method

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All subsidiaries are wholly-owned. Acquired companies are generally consolidated from the closing date of the acquisition when all consideration is exchanged or prior to that date if the acquisition agreement includes the terms of a definitive sale, regardless of the nature of payment for the transaction (cash or capital increase) and if the transaction is publicly announced.

The date of first consolidation is the date on which the financial statements of the companies were prepared immediately after the acquisition agreement was signed. In this case, the three following conditions must be fulfilled:

  The buyer and the seller must have signed a final acquisition agreement providing for an acquisition date different from the closing date,

  The transfer of ownership of the acquired company is effective on the date chosen for consolidation, and

  The time period between the consolidation date and the closing date is relatively short.

All or part of the acquisition financed by an exchange of shares is recorded as debt so long as a shareholder's meeting has not approved the corresponding capital increase.

The dates of first consolidation have been determined as explained above, instead of taking into account the effective dates stipulated in the acquisition agreements.

1-3 Conversion of foreign currencies

The financial statements of foreign companies are converted as follows:
the assets and liabilities are converted at the year-end exchange rate;
and the income statement is converted at the average exchange rate for the year.

Any differences arising from currency conversions of the financial statements of subsidiary companies located in non Euro zone countries are shown in Shareholders' equity under currency translation adjustment (CTA) and disclosed in the consolidated statement of comprehensive income /(loss). Group companies do not enter into significant transactions in currencies other than the local currency of their respective countries. The Company takes the view that the functional currency of foreign subsidiaries is the respective local currency.

1-4 Acquisition costs

The cost of purchasing long-term investments includes payments to vendors and costs directly related to the purchase, such as commissions and legal or financial advisors' fees. When all or part of the acquisitions are made in the form of an exchange of shares, the value applied to the Integra share to calculate the purchase cost is the average closing price on the Nouveau Marche of a five day period encompassing the date of signature of the acquisition agreement.

1-5 Goodwill on consolidation and other intangible assets

a) Goodwill arises from the difference between the cost of acquiring the shares of the consolidated companies and the group share of the net assets on the date of acquisition. This difference is calculated after taking into account the restatements made to comply with group accounting policies and the adjustments to assets and liabilities whose fair value differs from their book value at that date. Goodwill on consolidation is amortized over a three-year period. A reduction in the value of the assets, in the form of an impairment charge, is recorded if the non-discounted future cash flow is less than the net book value of these assets. This potential adjustment is intended to reduce the net book value of goodwill on consolidation to its fair value.

b) Capital increase costs are deducted from the related share premiums.

c) Research and development costs, which mainly relate to site production tools and technical center management tools, as well as their maintenance, are charged to the income statement.

d) Capitalised software is amortized over a three-year period. Created software costs incurred up to the general release of the product, are capitalized when "technological feasibility" is established. The annual amortization of the capitalized software costs starts when the product is available for general release, and is calculated on a straight-line basis over a period of 3 years.

1-6 Tangible fixed assets

Tangible fixed assets are valued at acquisition cost (purchase price and related expenses). Depreciation charges are made on a straight-line basis over periods determined with reference to the expected useful life of the assets:

--------------------------------------------------------------------------------
Plant and equipment :                                              8 years
Fixtures and fittings :                                            8 years
Office and computer equipment :                                    3 or 5 years
Office furniture :                                                 8 years
--------------------------------------------------------------------------------

Assets held under finance leases are recorded as fixed assets at cost, and are depreciated according to the method described above. The corresponding financial liability is recorded on the balance sheet.

1-7 Financial assets

Other financial fixed assets represent deposits, guarantees paid and loans to employees.

1-8 Valuation of debtors and creditors

Debtors and creditors are shown at their nominal value.
Doubtful debt provisions are calculated on a customer-by-customer basis. The amounts charged to the income statement correspond to balances for which non-recovery is probable.

1-9 Cash and cash equivalents

The Company shows as cash and cash equivalents any marketable securities with a high degree of liquidity and with initial maturities of less than three months. Marketable securities are shown at market price.

1-10 Deferred tax

Deferred tax assets and liabilities are shown to reflect the impact of future taxation arising from timing differences between the net book values and fiscal values of the assets and liabilities as well as tax credits and loss carryforwards. Deferred tax assets and liabilities are calculated using the enacted taxation rates applicable to the taxable profit when timing differences are expected to reverse. In the event of a change in taxation rates, the impact on deferred tax assets and liabilities is shown in the income statement. Deferred tax assets are fully provided if it is considered that their non-recovery is more likely than not.

1-11 Retirement and other employee indemnities

The Group contributes to staff retirement indemnities pursuant to local laws and practices. Pension plans are of a defined contribution nature.

1-12 Loss per share

Loss per share are calculated on the basis of the weighted-average number of shares outstanding during the period. The share equivalent of share subscription options were excluded for the loss per share calculation after dilution, their effect being anti-dilutive. Consequently, the loss per share and diluted loss per share are the same.

1-13 Accounting estimates

The financial statements are drawn up based on a certain amount of estimates and assumptions, which have a minimal effect on income.

1-14 Revenue recognition

Revenues derived from web hosting activities are recorded from the date on which services are provided to customers. Fixed rental fees charged to customers are recorded straight line in respect of the related period covered by the charges. Variable hosting fees are charged to customers based upon usage and traffic and are recorded in the period in which the related services took place.

Revenues derived from project services are recorded as contract activity progresses based upon actual hours worked expressed as a percentage of total estimated time on contracts.

Revenues derived from component software activities are recorded as follows:

for the sale of software - upon their implementation date for the sale of services - in the same manner as for professional services above.

1-15 Share option plan

The Company applies the intrinsic value-based method of accounting prescribed by the U.S. Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees". Under this method, compensation expense is recorded on the date of the grant only if the current market value price of the underlying stock exceeded the exercise price. The U.S. Statement of Financial Accounting Standard `SFAS' No. 123, `Accounting for Stock-Based Compensation,' established accounting and disclosure requirements using a fair value-based method of accounting for stock-based employee compensation plans. As allowed by SFAS No. 123, the Company has elected to continue to apply the intrinsic value-based method of accounting described above, and has adopted the disclosure requirements of SFAS No. 123.


1-16 Exceptional income (expense)

Exceptional items linked to the Company's activities are included in ordinary operations. Exceptional items outside the scope of the Company's activities are shown under exceptional income (expense).


2- COMPANIES CONSOLIDATED

In January 2001, the company raised its share in Infostream ASA from 98.7% to 100% following the purchase of all the remaining shares for a total cost of Euro 446,965.
On February 7, 2001 the Icelandic subsidiary company Strengur was sold to a consortium of Icelandic pension funds. Strengur was removed from the scope of consolidation as of January 1, 2001.


3- TRADEMARKS AND OTHER INTANGIBLE ASSETS



                                    JUNE 30, 2001                             DECEMBER 31, 2000
---------------------------------------------------------------------------------------------------------
In EUR 000                           GROSS            DEPRECIATION           GROSS           DEPRECIATION
---------------------------------------------------------------------------------------------------------
Software                               5,898              1,253               3,619                648
 Other                                   293                292                 459                387
 TOTAL                                 6,191              1,545               4,078              1,035
---------------------------------------------------------------------------------------------------------

4- Goodwill

Acquisitions costs are attributed on the basis of the value of the assets and the liabilities taken over, as follows :


In EUR 000               INTANGIBLE      TANGIBLE     SHORT-TERM     GOODWILL ON       LONG-TERM      SHORT-TERM        TOTAL
                        FIXED ASSETS   FIXED ASSETS     ASSETS      CONSOLIDATION     LIABILITIES    LIABILITIES     ACQUISITION
                                                                                                                      COSTS (1)
-------------------------------------------------------------------------------------------------------------------------------
Integra-Net UK Ltd                0            134          329             1,841             0            (350)          1,954
INTEGRA GMBH                     52            184          592             6,982        (1,227)           (757)          5,826
INTEGRA-NET HOSTING               0            238          410             3,887          (499)           (608)          3,428
 S.L.
INTEGRA NEDERLAND                10            156          685             7,711          (243)           (490)          7,829
 B.V.
INTEGRA FRANCE S.A.               0            227        2,855             1,242          (828)           (722)          2,774
MONDO A/S                         0            107          700             9,638             0            (573)          9,872
INFOSTREAM ASA                  111          2,763       18,347           289,661        (1,376)         (9,626)        299,880
INTEGRA ITALIA SPA                2            100          415             6,697          (372)           (411)          6,431
INTEGRA HOSTING                   1             76          532             6,081          (191)           (531)          5,968
 ITALIA SPA
NETSITE PRODUCTION                0            132          736             4,852           (32)           (247)          5,441
 LTD.
NCI GMBH                         15            295          710             3,081          (230)           (623)          3,248
TOTAL                           191          4,412       26,311           341,673        (4,998)        (14,938)        352,651
-------------------------------------------------------------------------------------------------------------------------------

(1) An amount of 31.8 million euros has been added to the Infostream ASA acquisition cost corresponding to the differential between the market price and the strike price of the options granted to Infostream ASA employees since the commitments were transferred to the acquirer through the issuance of warrants which generate the same consequences.

GOODWILL AND AMORTIZATION ARE AS FOLLOWS :


                                                     JUNE 30, 2001                          DECEMBER 31, 2000
----------------------------------------------------------------------------------------------------------------------

In EUR 000                                    GROSS            WRITE-DOWN           GROSS      WRITE-DOWN AMORTIZATION
                                                              AMORTIZATION
----------------------------------------------------------------------------------------------------------------------
INTEGRA FRANCE SA                                  1,242           1,035          1,242                   828
INTEGRA NET UK LTD.                                1,841           1,228          1,841                   920
INTEGRA GMBH                                       6,982           4,073          6,982                 2,910
INTEGRA-NET HOSTING S.L.                           3,887           2,148          3,887                 1,500
INTEGRA NEDERLAND B.V.                             7,711           3,855          7,711                 2,570
Mondo A/S                                          9,638           4,819          9,638                 3,213
INTEGRA ITALIA SPA.                                6,697           2,792          6,697                 1,674
INTEGRA HOSTING ITALIA SPA.                        6,081           2,534          6,081                 1,520
INFOSTREAM ASA                                   289,661 (2)     266,363        320,990               287,798 (1)
NETSITE PRODUCTIONS LTD.                           4,852           1,611          4,852                   803
NCI GMBH                                           3,081           1,027          3,081                   513
Total                                            341,673         291,485        373,002               304,249
-----------------------------------------------------------------------------------------------------------------------

Notes:

(1) Including EUR 207.5 of exceptional amortization. Considering the revised growth perspectives for Internet activities and its impact on companies' valuations, the company performed a review of its investments since some of the latter were acquired when valuations were at their highest.
This valuation was made in accordance with both U.S. GAAP (APB 17, ARB 43, and SFAS 121) and French accounting principles and resulted in an impairment charge of the largest investment, Infostream ASA, for 207.5 million euros. This write-down is largely due to the downturn of the Professional Services market in the Nordic countries.
Investments have been valued with the discounted cash-flow approach, on the basis of six years forecasts and a residual value after that period. The discount rate is based on 10 years non-risk bond rates, stock volatility and market risk premium.
In the case of InfoStream ASA, the result has been compared with revenue multiples of comparable listed companies and with the value deriving from the term of exchange of the tender offer from Integra.

(2) The first major disposal of non-core assets was completed with the sale of the Icelandic subsidiary, Strengur, which raised an additional 7.1 million euros. This sale gave rise to a gain of 1;7 million euros. The decrease of the net book value of InfoStream goodwill amounts to 3,241 thousands of euros arising from the sale of Strengur in February 2001, and corresponds to 31,329 thousands of euros of gross value and 28,088 thousands of euros of accumulated depreciation relating to this former subsidiary. The sale of the non-core component software and services business, based in Norway and Sweden is also currently in process.


5-  Tangible fixed assets

                                                    JUNE 30, 2001                      DECEMBER 31, 2000
----------------------------------------------------------------------------------------------------------------
In EUR 000                                    GROSS         DEPRECIATION          GROSS          DEPRECIATION
----------------------------------------------------------------------------------------------------------------
Plant & Equipment                                  9,428                681            3,970                 869
ITC Equipment                                     33,795              5,495           19,482               2,380
Computer & other equipment                        21,193              6,001           20,518               4,640
TOTAL                                             64,416             12,177           43,970               7,889
----------------------------------------------------------------------------------------------------------------

Capital expenditures amounted to 21.0 million euros, the major part of which related to the investments in the new Integra Technical Centers.

6- LEASED TANGIBLE FIXED ASSETS

                                                                 JUNE 30, 2001
-----------------------------------------------------------------------------------------------
In EUR 000                                     GROSS                    DEPRECIATION
-----------------------------------------------------------------------------------------------

Plant and equipment                               -                           -
ITC equipment                                     -                           -
Computer and other equipment                  6,123                       1,209
TOTAL                                         6,123                       1,209
-----------------------------------------------------------------------------------------------


7-  FINANCIAL ASSETS

In EUR 000                                           JUNE 30, 2001                  DECEMBER 31, 2000
------------------------------------------------------------------------------------------------------------
                                                     GROSS       Provisions        GROSS       PROVISIONS
 Shareholdings                                         114                -            -                -
 Loans                                                 157                -          205                -
 Other financial assets                              1,182                -        1,431                -
 TOTAL                                               1,453                -        1,636                -
------------------------------------------------------------------------------------------------------------

Other financial assets include mainly short-term deposits on rented premises. Loans relate to short-term loans granted to Company employees.


8-  ACCOUNTS RECEIVABLE AND RELATED ACCOUNTS

In EUR 000                                  JUNE 30, 2001
------------------------------------------------------------
Accounts receivable                            18,330
Invoices to be issued                           2,785
Doubtful accounts                               2,674
Bad debt reserve                               (4,439)
TOTAL                                          19,350
------------------------------------------------------------

The doubtful debt charge for the 6 months period ended June 30, 2001 amounts to EUR 1,209,000.


9-  CASH AND CASH EQUIVALENTS


In EUR 000                                      JUNE 30, 2001            DECEMBER 31, 2000
---------------------------------------------------------------------------------------------
Own shares                                            97
Marketable securities                             11,226                     59,349
Cash                                               8,176                      8,097
TOTAL                                             19,499                     67,446
---------------------------------------------------------------------------------------------


At the end of each period, the net value of marketable securities and own shares is equal to the market value.
As of June 30, 2001, the Company has pledged Euro 1.0 million of marketable securities in support of a warranty given by a bank to company suppliers in respect of the rental of the Integra Technical Center and its construction.
The Company has also received guarantees of approximately Euro 1.7 million from suppliers in relation to Integra Technical Center construction.

10- SHAREHOLDERS' EQUITY

At June 30, 2001, the Company's outstanding share capital was represented by 45,005,277 shares with a par value of Euro 1.

11- EMPLOYEE SHARE OPTION PLAN

Warrants

The Extraordinary General Meeting which was held on August 10, 2000 approved the issuance of 300,000 warrants at 1 euro in favor of the Board members and giving them the right to subscribe with each warrant to one Integra share at Euro 12.96 to be fully paid at subscription. Those warrants have to be subscribed prior to August 10, 2001 and will have to be exercised between August 10, 2002 and August 10, 2005. As a result of the resignation of one of the Integra directors and the lapsing of his stock warrants, 250,000 of these stock warrants remain eligible for issuance as of the date hereof.

The General Meetings, which were held on August 10 and October 31, 2000 approved the issuance of 1,108,848 warrants giving the right to subscribe one Integra share per warrant. These warrants were attributed to the beneficiaries of InfoStream stock option plans. They have been structured so as to replicate the parity used for the Public Offer, i.e. 6.23 Integra shares for 59 Infostream shares. This number was reduced to 1,108,848 by the General Assembly of October 31, 2001. The strike price of those warrants varies between 2.34 euros and 23.22 euros and the exercise date spreads between April 14, 2001 and January 1, 2004.

Those warrant options that had been exercised were recorded by the Company's Board of Directors at the meetings held on November 29, 2000 and June 11, 2001. Subsequently, increases in capital were carried out.

The Table below summarizes the situation at June 30, 2001 and the conditions applying to equity warrant options issued by Integra.

NAME OF           TOTAL       NUMBER     NUMBER       NUMBER       STARTING      EXPIRY      SHARE SUBSCRIPTION PRICE
 WARRANTS       NUMBER OF       OF         OF      OUTSTANDING     DATE FOR       DATE
 (BSA)           WARRANTS    WARRANTS   WARRANTS       (NOT      EXERCISE OF
                ISSUED AND   EXERCISED  NULL AND    EXERCISED      WARRANTS
                  SHARE                  VOID(2)     AT THAT
                 PURCHASE                             DATE)
               ENTITLEMENT
                   (1)
-----------------------------------------------------------------------------------------------------------------------
BSA A                 6,920      2,966      3,954             0      10/08/00    19/02/01    (Euro) 3.13 (3)
BSA B1                7,392                               7,392      25/02/01    31/12/02    (Euro) 2.34 (3)
BSA B2                8,448      5,280                    3,168      17/02/01    17/02/02    (Euro) 2.34 (3)
BSA B3                2,640                 2,640             0      10/08/00    14/04/01    (Euro) 2.34 (3)
BSA C1                5,280                 5,280             0      01/01/01    31/01/03    (Euro 11.71 ;
                                                                                             (Euro) 13.11 and (Euro) 14.68 (4)
BSA C2               32,736                25,344         7,392      15/06/01    30/06/03    (Euro) 11.71 ;
                                                                                             (Euro) 13.11 and (Euro) 14.68 (4)
BSA C3              363,261                56,496       306,765      15/06/01    30/06/03    (Euro) 11.71 ;
                                                                                             (Euro) 13.11 and (Euro) 14.68 (4)
BSA C4              102,434                33,928        68,506      15/01/01    31/01/03    (Euro) 11.71 ;
                                                                                             (Euro) 13.11 and (Euro) 14.68 (4)
BSA C5                    -                                   0      01/01/01    31/01/03    (Euro) 11.71 ;
                                                                                             (Euro) 13.11 and (Euro) 14.68 (4)
BSA C6                    -                                   0      10/08/00    30/06/02    (Euro) 11.71 ;
                                                                                             (Euro) 13.11 and (Euro) 14.68 (4)
BSA C7              137,273                             137,273      01/11/00    30/11/02    (Euro) 10.43 ;
                                                                                             (Euro) 11.68 and (Euro) 13.08 (4)


BSA C8                    -                                   0      15/06/01    30/06/03    (Euro) 11.71 ;
                                                                                             (Euro) 13.11 and (Euro) 14.68 (4)
BSA C9                2,640                               2,640      10/08/00    30/06/02    (Euro) 6.44 ;
                                                                                             (Euro) 7.21 and (Euro) 8.07 (4)
BSA C10              95,568     26,396      5,456        63,716      10/08/00    30/06/02    (Euro) 3.81 ;
                                                                                             (Euro) 4,27 and (Euro) 4.78 (4)
BSA C11               7,392                 7,392             0      10/08/00    30/06/02    (Euro) 9.90 ; (Euro) 11.09
                                                                                             and (Euro) 12.42 (4)
BSA C12               3,168                 3,168             0      15/06/01    30/06/03    (Euro) 18.51 ; (Euro) 20.73
                                                                                             and (Euro) 23.22 (4)
BSA C13               5,280      1,760                    3,520      10/08/00    30/06/02    (Euro) 5,56 ; (Euro) 6.28
                                                                                             and (Euro) 7.03 (4)
BSA C14              12,144                              12,144      10/08/00    30/06/02    (Euro) 9.96 ; (Euro) 11.15
                                                                                             and (Euro) 12.49 (4)
BSA C15               3,168                               3,168      10/08/00    30/06/02    (Euro) 9.61 ; (Euro) 10.76
                                                                                             and (Euro) 12.05 (4)
BSA C16              26,400                              26,400      15/06/01    30/06/03    (Euro) 9.37 ; (Euro) 10.49
                                                                                             and (Euro) 11.75 (4)
BSA D1              147,840    147,832          8             0      01/01/01    01/01/04    (Euro) 2.93
BSA D2               68,112                68,112             0      15/01/01    30/06/03    (Euro) 11.71
BSA D3                3,168                               3,168      01/08/01    01/08/02    (Euro) 2.34
BSA D4                8,448      6,336                    2,112      01/07/00    01/07/02    (Euro) 3.81
BSA E                57,024     18,762      8,448        29,814      10/08/00    30/06/02    (Euro) 3.81 ; (Euro) 4.27
                                                                                             and (Euro) 4.78 (4)
BSA F                 2,112                 2,112             0     15/06//01    30/06/03    (Euro) 11.71 ; (Euro) 13.11
                                                                                             and (Euro) 14.68 (4)

TOTAL EXCLUDING DIRECTORS
                  1,108,848    209,332    222,338       677,178
BSA Directors       300,000               300,000             0      10/08/02    10/08/05    (Euro) 12.96
TOTAL             1,408,848    209,332    522,338       677,178
-----------------------------------------------------------------------------------------------------------------------

(1) These numbers arise from issues decided by the Combined General Meeting of August 10, 2000 and from modifications (cancellations and new issues) decided by the Combined General Meeting of October 31, 2000.
(2) BSA, which are null and void are those expired and those the holders of which have left Integra or the group.
(3) The price will be increased by one per cent for each elapsed and complete month, which has elapsed between the date at which the warrant holders may exercise their warrant options, and the date at which they exercise this right.
(4) The "BSA" warrant options may be exercised by an authorized third party in any year between the first day of that fiscal year, and the expiration date, the first price indicated being that valid during the first period in which the right may be exercised, the second price being that valid during the second period in which the warrant may be exercised, and the third price indicated being that valid during the third period during which the warrant may be exercised.

Stock options

The Table below indicates those conditions applying to the issuance and use of options to subscribe to the share capital in Integra.

DATE OF         TOTAL NUMBER OF      NUMBER OF       NUMBER OF     NUMBER OF     START DATE FOR   EXPIRY DATE FOR   Subscription
 GENERAL         OPTIONS ISSUED       OPTIONS         SHARES      SHARES FOR      EXERCISE OF       EXERCISE OF       on price
 MEETING (1)          (2)         FORFEITED OWING   SUBSCRIBED   SUBSCRIPTION        OPTION            OPTION
                                       TO THE
                                    DEPARTURE OF
                                    THEIR HOLDER
------------------------------------------------------------------------------------------------------------------------------------
16/07/97              490,000               12,000      378,000         10,000       30/09/98 or       29/09/03 or     0.30 (Euro)
                                                                                     30/09/99 (3)      29/09/04 (3)
29/01/98               47,000                4,000       29,000         14,000       30/09/98 or       29/09/03 or     0.55 (Euro)
                                                                                     30/09/99 (3)      29/09/04 (3)
12/01/99              973,000(4)           165,000       75,000        733,000       13/01/01 (6)      13/01/06        1.28 (Euro)
29/04/99              231,055               51,685            -        179,370       30/04/01          30/04/06        1.28 (Euro)
20/07/99              230,500(5)            37,500            -        193,000       21/07/01          21/07/06        5.91 (Euro)
29/09/99              100,000                    0            -        100,000       30/09/01          30/09/06        8.47 (Euro)
25/10/99              251,000               83,500            -        167,500       26/10/01          26/10/06        9.23 (Euro)
20/12/99              254,000               18,000            -        236,000       21/12/01          21/12/06       18.56 (Euro)
27/01/00               47,000               25,000            -         22,000       28/01/02          28/01/07       27.76 (Euro)
25/03/00              270,500              145,500            -        125,000       26/03/02          26/03/07       37.64 (Euro)
05/07/00            1,748,453              265,498            -      1,482,955       06/07/01 or       06/07/07       12.96 (Euro)
                                                                                     06/07/02 (7)
30/08/00               38,900                    0            -         38,900       31/08/01 or       31/08/07       13.87 (Euro)
                                                                                     31/08/02 (7)
23/10/00              936,640               93,185            -        843,455       24/10/01 or       24/10/07          11 (Euro)
                                                                                     24/10/02 (7)
29/11/00              198,350                2,400            -        195,950       30/11/01 or       30/11/07        7.15 (Euro)
                                                                                     30/11/02 (7)
17/01/01              334,400                4,500            -        329,900       18/01/02 or       18/01/08        5.89 (Euro)
                                                                                     18/01/03 (7)
27/02/01               48,800                    0            -         48,800       28/02/02 or       28/02/08        6.32 (Euro)
                                                                                     28/02/03 (7)
22/05/01              169,300                    0            -        169,300       23/05/02 or       23/05/08        2.59 (Euro)
                                                                                     23/05/03 (7)
TOTAL               6,368,898              907,768      482,000      4,979,130
--------------------------------------------------------------------------------------------------------------------------------

(1) All options were distributed by the Board of Directors by way of approval provided by decision at the General Meeting held on October 12, 1996, whose terms and conditions were subsequently modified by the General Meetings of January 11, 1999, September 21 , 1999 and March 10, 2000.

(2) The number of options distributed is equal to the number of shares on offer and able to be subscribed for after taking account of a 1-for-20 increase in the total number of ordinary shares made on January 11, 1999, and a subsequent 1-for-5 increase in the number of shares outstanding made on March 10, 2000.

(3) Half of the options that were granted on 16/07/97 may be exercised from 30/09/98 until 29/09/03 and the other half may be exercised from 30/09/99 until 29/09/04.

(4)  Two Directors were provided with a total of 690,000 options.

(5)  One Director was provided with 150,000 options.

(6) By way of decision of the Board on October 23, 2000, any holder of at least 60,000 options may exercise such options from October 23, 2000. By way of decision of the Board on November 29, 2000, a director may exercise some 640,000 options from December 1, 2000.

(7) Commencement of the exercise period differs depending on whether the options have been allocated to employees of French companies (their options can only be exercised after a period of two years following their allocation) or to employees of foreign companies (their options can be exercised after a period of one year following their date of allocation).

The General Meeting held on June 29, 2001 renewed the authorization given by the General Meeting of October 12, 1996 to the Board of Directors to grant stock options, such authorization having expired on October 12, 2001.
The Board of Directors is thus authorized to grant one or more options giving a right to subscribe to or purchase ordinary Company shares. The total number of these options would not entitle employees to subscribe to, or purchase more than 15% of the shares forming the share capital calculated at the time of issue of the aforesaid options.
This authorization involves the shareholders' express waiver of their pre-emptive right to subscribe to shares issued or purchased as options are exercised, in favor of the beneficiaries of the options.

NUMBER OF OPTIONS OUTSTANDING


                                                                 JUNE 30, 2001            2000
-----------------------------------------------------------------------------------------------
 Options outstanding at January 1                                   4,689,433         1,802,370
 Options granted                                                      552,500         3,239,843
 Options exercised                                                     10,000                 -
 Options cancelled                                                    252,803           352,780
 Options outstanding at end of period                               4,979,130         4,689,433
-----------------------------------------------------------------------------------------------


12-  Accounting for stock options

In accordance with accounting policies generally accepted in the United States, a charge was recorded to reflect the discount granted to some stock option holders. This charge is spread over a period of two years during which the options cannot be exercised.

The impact on the consolidated income statement is as follows:

In EUR 000                                 FIRST HALF OF                 2000
                                           2001
-------------------------------------------------------------------------------
                                           74                             219
-------------------------------------------------------------------------------


If the costs of the stock option plans had been calculated in accordance with FAS 123, the net loss of the Company and earnings per share would be as follows:


     In EUR 000                                                                      FIRST HALF OF                 2000
                                                                                     2001
-----------------------------------------------------------------------------------------------------------------------
 Net loss as per financial statements                                                         (46,141)         (349,140)
 Pro forma net loss                                                                           (49,697)         (356,629)
In euros
 Earnings per share as per financial statements                                                 (1.03)            (8.99)
 Pro forma loss per share                                                                       (1.11)            (9.18)
-----------------------------------------------------------------------------------------------------------------------

The estimated market value on the option issue date was calculated using the "Black-Scholes" model to determine the above figures.

The components and assumptions used are the following:

OPTIONS ISSUED IN                         FIRST HALF OF         2000             1999 AFTER         1999 BEFORE
                                          2001                                   INTRODUCTION       INTRODUCTION
-------------------------------------------------------------------------------------------------------------------------
Average estimated option life             4 years               4 years              4 years            4 years
Interest rate with risk premium           5 %                   5 %                  5 %                5 %
Price volatility rate                     98 %                  98 %                 98 %               0 %
Estimated dividend/price ratio            0                     0                    0                  0
In EUR 000                                3,630                 7,708                342                76
------------------------------------------------------------------------------------------------------------------------


13-  INCENTIVE PLANS

An employee incentive plan based on the results of the company has been set up in France for all employees. No charge has been accrued in connection with this plan as of June 30, 2001 due to the losses incurred by Integra France.
Other incentive plans existing within Integra group companies concern mainly sales employees and are linked to their commercial and sales performance. Amounts accrued under these plans are included in tax and social security liabilities in the accompanying consolidated balance sheet.


14-  EMPLOYMENT AGREEMENTS

As of January 1, 2001, Integra France entered into employment agreements with its employees to provide them with a bonus plan. This bonus plan is based on quantitative and qualitative objectives attributed and discussed individually. Actual realizations are reviewed and compared to objectives each quarter or each semester.

As of June 30, 2001, approximately Euro 288,000 was accrued under these plans and is included in tax and social security liabilities in the accompanying consolidated balance sheet.


15-  PROVISIONS


                                               31/12/2000               INCREASES         DECREASES        30/06/2001
---------------------------------------------------------------------------------------------------------------------
Provisions for risks and litigation                 1,388                  830                 -                2,218
Provisions for other charges                          493                  130                 -                  623
TOTAL                                               1,881                  960                 -                2,841
---------------------------------------------------------------------------------------------------------------------


16- OTHER DEBTS

As of December 31, 2000, a significant part of other debts related to the liability due to the minority shareholders of Infostream which has been written back during the first semester 2001 as further explained in note 18 and note 32.

17-  BREAKDOWN OF COST OF SALES AND OPERATING EXPENSES BY NATURE OF EXPENSE


In EUR 000                                                 FIRST HALF OF 2001
                                                       ------------------------
 Payroll costs                                                   31,156
 Telecommunication costs                                          2,587
 Rents                                                            5,277
 Advertising                                                      2,570
 External services                                               12,587
 Taxes and similar payments                                       1,319
 Other operating expenses                                         3,268
 Depreciation                                                     6,032
 TOTAL                                                           64,796
-------------------------------------------------------------------------------

18-  FINANCIAL INCOME AND EXPENSE

Recognized financial income amounts to 9.1 million euros in first half of 2001. In the context of the acquisition of InfoStream AS, 235,068 Integra shares were to be remitted to certain shareholders of Norwegian companies which were themselves the object of a tender offer for an exchange of shares from InfoStream AS. This commitment was shown on Integra's balance sheet closed on December 31, 2000 in the amount of 7,710 thousands Euros established on the basis of the value of the Integra shares at the time of the public exchange offer over InfoStream AS. Rather than issue new shares, the company preferred to purchase them on the market at the end of March 2001 for the amount of 447 thousands Euros. This gave rise to a financial profit of 7,263 thousands Euros, included in the results of the first semester 2001. According to United States accounting principles, these earnings should be credited directly to shareholders' equity account. Furthermore, the Company showed net earnings of 1,706 thousand Euros from the sale of Strengur, also accounted for as financial income.


                                                         FIRST HALF OF
In EUR 000                                                    2001
-----------------------------------------------------------------------
 Interest payable and other financial expenses                   (3,614)
Interest received and other financial income                     12,452
 Exchange losses (gains)                                            253
 TOTAL                                                            9,091
-----------------------------------------------------------------------

19- TAXATION

The loss carryforwards which amount to 63,728 thousands Euros and which can be offset against future taxable profits, expire on the following dates. These loss carryforwards do not take into account the first semester results as no tax calculation was prepared at the end of June 2001.


In EUR 000                           2001     2002       2003       2004       2005 AND       WITHOUT TIME     Total
                                                                                 LATER          LIMIT
--------------------------------------------------------------------------------------------------------------------
Integra                               981      691        710      2,383         23,783            1,552      30,100
Integra France.                                           634                       628              341       1,603
Integra-Net UK                                                                                     3,883       3,883
Integra GmbH and NCI                                                                                 313         313
Integra-Net Hosting S.L                                                3          5,171                        5,174
Integra Nederland bv                                                                               3,063       3,063
Italian affiliates                      3        9         21         12          3,107                        3,152
Norwegian affiliates                                                             11,792                       11,792
Swedish affiliates                                                                2,664                        2,664
Mondo A/S                                                                         1,984                        1,984
 TOTAL                                984      700      1,365      2,398         46,465           11,816      63,728
--------------------------------------------------------------------------------------------------------------------

The income tax charge or credit for the financial periods ended June 30, 2001 and December 31, 2000 differs from the amount derived from applying to the tax loss the legal French taxation rate for these periods of 35.33% for 2001 and 36.66% for 2000. The main differences are shown below :


In EUR 000                                                                 FIRST HALF OF 2001        YEAR  2000
-------------------------------------------------------------------------------------------------------------------
 Theoretical tax credit at legal rate                                            16,302               127,923
 Differences in tax rates in other countries                                        540                  (877)
 Loss carryforwards during the period not recognized                            (11,287)              (17,761)
 Non deductible expenses and other (principally goodwill amortization)           (5,555)             (109,285)
 Tax credit                                                                           -                     -
-------------------------------------------------------------------------------------------------------------------

The effect of temporary differences and loss carryforwards that generate significant amounts of deferred taxes are indicated hereafter:

In EUR 000                                                                 FIRST HALF OF 2001        YEAR  2000
-------------------------------------------------------------------------------------------------------------------
Deferred tax assets
 Provisions and other timing differences                                         3,014                   862
 Loss carryforwards                                                             32,551                23,739
     Total deferred taxes assets                                                35,565                24,601
 Deferred tax liabilities                                                        -                     -
 Valuation allowance on deferred tax asset                                     (35,565)              (24,569)
     Net deferred tax                                                                -                    32
-------------------------------------------------------------------------------------------------------------------


20-  AMORTIZATION OF GOODWILL ON CONSOLIDATION


In EUR 000                              GROSS       AMORTIZATION         PREVIOUS        NET AT 30/06/2001    FUTURE FULL
                                                    CHARGE 2001      AMORTIZATION AND                            YEAR
                                                                     IMPAIRMENT CHARGE                       AMORTIZATION
------------------------------------------------------------------------------------------------------------------------
  Integra France SA                     1,242               207                  828                207              414
   Integra net UK                       1,841               305                  920                616              611
   Integra GmbH                         6,982             1,164                2,909              2,909            2,328
   Integra-Net Hosting S.L.             3,887               647                1,500              1,740            1,296
   Integra Nederland Bv                 7,711             1,286                2,570              3,855            2,570
  Mondo A/S                             9,638             1,606                3,213              4,819            3,213
  Integra Italia Spa                    6,698             1,116                1,674              3,908            2,232
  Integra Hosting Italia Spa            6,081             1,014                1,520              3,547            2,028
  InfoStream A/S                      289,660             6,657              259,711             23,292           13,312
  Netsite                               4,852               808                  803              3,241            1,616
  NCI                                   3,081               514                  513              2,054            1,027
  TOTAL                               341,673            15,324              276,161             50,188           30,647
------------------------------------------------------------------------------------------------------------------------

21- NUMBER OF EMPLOYEES



                                                         AVERAGE FOR      EMPLOYEES AT
                                                          PERIOD OF        30/06/2001
                                                        CONSOLIDATION
----------------------------------------------------------------------------------------
France                                                              218              219
United Kingdom                                                       99              106
Germany                                                             118              124
Spain                                                               124              118
The Netherlands                                                      39               33
Denmark                                                              63               68
Italy                                                                57               59
Norway                                                              149              149
Sweden                                                               85               82
TOTAL                                                               952              958
----------------------------------------------------------------------------------------

22-  NET SALES AND GROSS MARGIN BY SEGMENT

Financial information in respect of the reported segments of Integra is shown below:


In EUR 000                                                   FIRST HALF OF 2001             YEAR 2000
-----------------------------------------------------------------------------------------------------------
Net Sales                                                                     %                           %
 Managed Hosting                                              10,390         42         17,569           34
 Project services                                              8,815         35         22,589           44
 Component software                                            5,684         23         11,163           22
 TOTAL                                                        24,889        100         51,321          100
Gross Margin
 Managed Hosting                                              (6,850)       (66)        (3,276)         (19)
 Project services                                             (1,159)       (13)         1,511            7
 Component software                                             (187)        (3)         2,549           23
 TOTAL                                                        (8,196)       (33)           784            2
-----------------------------------------------------------------------------------------------------------

23-  Fixed Assets by segment


                                                      JUNE 30, 2001
In EUR 000                                            GROSS                            DEPRECIATION
-------------------------------------------------------------------------------------------------------------
FIXED ASSETS                                                            %                                   %
 Hosting                                           41,655            64.7               6,708            55.1
 Professional services                              9,550            14.8               2,258            18.5
 Component software                                 2,242             3.5                 765             6.3
 Other                                             10,969            17.0               2,446            20.1
TOTAL                                              64,416           100.0              12,177           100.0
-------------------------------------------------------------------------------------------------------------

24- NET SALES BY TYPE OF REVENUE

In EUR 000                                                                JUNE 30, 2001
--------------------------------------------------------------------------------------------
Net sales                                                                                %
 Sales of products                                                   443                 1.8
 Sales of services                                                24,446                98.2
 TOTAL                                                            24,889                 100
--------------------------------------------------------------------------------------------

25-  INFORMATION BY GEOGRAPHICAL AREA


  In EUR 000                              FIRST HALF OF                 %           2000                %
                                              2001
----------------------------------------------------------------------------------------------------------
     Sales
Euro zone                                          9,928             39.9          19,883             38.7
Non euro zone (1)                                 14,961             60.1          31,438             61.3
                                                  24,889            100.0          51,321            100.0

     Operating income (loss)
Euro zone                                        (29,781)            74.6         (41,851)            85.1
Non euro zone                                    (10,126)            25.4          (7,339)            14.9
                                                 (39,907)           100.0         (49,190)           100.0

     Goodwill
Euro zone                                         18,220             36.3          24,166             35.2
Non euro zone                                     31,968             63.7          44,587             64.8
                                                  50,188            100.0          68,753            100.0
     Other intangible assets
Euro zone                                          4,362             93.9           2,923             96.1
Non euro zone                                        284              6.1             120              3.9
                                                   4,646            100.0           3,043            100.0

     Tangible assets
Euro zone                                         37,323             71.4          22,320             61.9
Non euro zone                                     14,916             28.6          13,761             38.1
                                                  52,239            100.0          36,081            100.0
----------------------------------------------------------------------------------------------------------

(1) : Denmark, Iceland, Norway, Sweden and United Kingdom.

26-  NET SALES BY COUNTRY


In EUR 000                                             FIRST HALF of 2001               %
-----------------------------------------------------------------------------------------
France                                                        2,930                  11.8
United Kingdom                                                3,673                  14.9
Germany                                                       2,951                  11.9
Spain                                                         1,574                   6.3
The Netherlands                                                 754                   3.0
Denmark                                                       1,654                   6.6
Italy                                                         1,680                   6.7
Iceland                                                           -                     -
Norway                                                        6,178                  24.8
Sweden                                                        3,495                  14.0

Total                                                        24,889                 100.0
-----------------------------------------------------------------------------------------

27- Risk exposure

Exposure to foreign exchange risk is limited to the recording of the exchange movements arising from the conversion of loans and advances between Euro and non-Euro zone companies and from the consolidation of the financial statements of non-Euro zone companies. As a result of low indebtedness, the group does not have significant exposure to interest rate risk.


28- POST BALANCE SHEET EVENTS - ACQUISITION OF INTEGRA BY GENUITY INC.

The United States company Genuity Inc. (`Genuity') initiated a Public Exchange Offering for the shares of Integra in July 2001. The closing of the initial tender offer was finalized in September 2001 at which date Genuity obtained a majority shareholding in Integra. Pursuant to this acquisition Genuity management has confirmed in writing their intention to provide certain financial support for Integra and its subsidiaries so as to enable the Integra group to meet its liabilities as they fall due and to carry on its normal business activities.

Pursuant to the acquisition of the Integra group by Genuity, the latter has issued shares to employees and Board members to replace stock options and warrants held by the employees and Board members.


29- Leasing commitments - Capital Lease

Future minimum lease payments under capital leases are shown below:

                                                                  JUNE 30, 2001
--------------------------------------------------------------------------------------
Capital Lease                                                                        %
Until end of June 2002                                        1,739               40.9
July  2003 until end of June 2006                             2,517               59.1
After June 2006                                                   -
 TOTAL                                                        4,256              100.0
--------------------------------------------------------------------------------------


30- Leasing commitments - Operating Lease

Future minimum lease payments under operating leases are shown below:

                                                                 JUNE 30, 2001
--------------------------------------------------------------------------------------
Operating Lease                                                                      %
Until end of June 2002                                        9,754               21.9
July  2003 until end of June 2006                            22,128               49.8
After June 2006                                              12,602               28.3
 TOTAL                                                       44,484              100.0
--------------------------------------------------------------------------------------

Total operating lease commitments by category are shown below:


In EUR 000
--------------------------------------------------------------
 Property leases                                        40,865
 Service vehicle leases                                  1,247
 Operational leases                                      2,372
 TOTAL                                                  44,484
--------------------------------------------------------------

These agreements expire at various dates up until the year 2025.

31- OFFICERS' FEES.

Integra did not pay any fees to the members of its Board of Directors. The General Meeting which was held on August 10, 2000 approved the issuance of 50,000 warrants to each Board member at 1 euro and gave them the right to subscribe with each warrant one Integra share at Euro 12.96 to be fully paid at subscription. Those warrants have to be subscribed prior to August 10, 2001 and will have to be exercised between August 10, 2002 and August 10, 2005. Following the resignation of a Board member, only five Board members are concerned with this issuance. As of June 30, 2001, no warrant had been subscribed.

In 2000, Management was paid 492,256 euros and held as of December 31, 2000, 1,375,000 stock options.

In Fiscal Year 2001, Management received the following compensation:


                                        COMPENSATION          TOTAL NUMBER OF    NUMBER OF SHARES HELD
                                          (IN EUROS)            OPTIONS HELD
------------------------------------------------------------------------------------------------------
Philippe GUGLIELMETTI                        91,470                   575,000                1,506,245
Andy McLEOD                                 102,830                   500,000
Claude RAVILLY                               70,508                   100,000                    1,700
TOTAL                                       264,808                 1,175,000                1,507,945
------------------------------------------------------------------------------------------------------

A number of Directors and company management possess company cars.

32- DIFFERENCES BETWEEN FRENCH AND U.S. ACCOUNTING PRINCIPLES

The accompanying Group financial statements for the year ended June 30, 2001 included in this report are prepared in accordance with French Generally Accepted Accounting Principles (French GAAP). The significant differences between French GAAP and U.S. Generally Accepted Accounting Principles (U.S.
GAAP) which have an effect on the determination of the Group's net loss and shareholders' equity are outlined below:

PURCHASE ACCOUNTING

In the Group's financial statements prepared under French GAAP, financial income amounting to Euro 7,263,000 has been recorded in the six month period to June 30, 2001. This relates to the write back of a debt, due to minority shareholders' of two subsidiaries of Infostream AS, and which was recorded for an amount of Euro 7,710,000 at December 31, 2000. This latter amount corresponded to the value of Integra shares to be issued to these minority shareholders and determined based upon the Integra share price upon the acquisition of Infostream.

The company bought its own shares in the first quarter of 2001 for an amount of Euro 0.45 million and delivered these shares to the minority shareholders' and therefore the debt of Euro 7,710,000 was extinguished. Under French GAAP the difference between the debt at December 31, 2000 and the acquisition cost of the shares was recorded as income in the period to June 30, 2001. Under U.S. GAAP this item should be credited to shareholders' equity.

The following is a summary of the material adjustments to net income and shareholders' equity which would have been required if U.S. GAAP had been applied instead of French GAAP:

Net income (loss) after amortization of goodwill - French GAAP    Euro (46,141)

Adjustment to conform with U.S. GAAP

  Purchase accounting - Financial income                          Euro  (7,263)

Net income (loss) after amortization of goodwill - U.S. GAAP      Euro (53,404)


Shareholder's equity - French GAAP                                Euro 115,028

  Purchase accounting - Financial income                          Euro  (7,263)

Purchase accounting - Retained earnings                           Euro   7,263

Shareholder's equity - U.S. GAAP                                  Euro 115,028


The consolidated balance sheet and income statement is shown below and the presentation has been modified in order to comply with U.S. GAAP presentation rules. The main presentation adjustments are outlined below.

CONSOLIDATED BALANCE SHEET




In EUR 000                                                    June 30,
                                                               2001
-----------------------------------------------------------------------
Assets
Current Assets
                  Cash and cash equivalents                  19,499
                  Receivables, net                           19,350
                  Other current assets                        8,907
                                                           --------
                  Total curent assets                        47,756

                  Property plant and equipment, net          53,081
                  Goodwill and Other Intangibles, net        54,834
                  Other assets                                1,453
                                                           --------
                  Total assets                              157,124
========================================================================


Liabilities and Stockholders' Equity
Current Liabilities
                  Short-term obligations                      1,739
                  Accounts payable                           18,742
                  Accrued compensation and related
                   liabilities                               12,130
                  Accrued Circuts                                 -
                  Other current liabilities                   6,968
                                                           --------
                  Total current liabilities                  39,579
Long-term obligations                                         2,517
Other liabilities                                                 -
                                                           --------
                  Total liabilities                          42,096
Minority interests                                                -
Stockholders' Equity:
                  Common stock                               45,005
                  Additional paid-in capital                483,128
                  Accumulated other comprehensive income        823
                  Accumulated deficit                      (413,928)
                                                           --------
                  Total stockholders' equity                115,028

 Total Liabilities and stockholders' equity                 157,124
-----------------------------------------------------------------------

The main presentation differences between the published balance sheet and the table above are as follows:

The overall order of presentation of balance sheet captions has been modified to comply with United States presentation rules showing cash and cash equivalents first followed by other current assets and fixed assets and other assets. Current liabilities are presented first followed by long-term obligations followed by captions within shareholders equity.

Capital lease liabilities have been split between current and long-term liabilities.

Provisions for risks shown in Integra presentation are shown in "other current liabilities" and "accrued compensation and related liabilities" depending upon the nature of the related item.

Income statement

In EUR 000                                                    First half of 2001
--------------------------------------------------------------------------------
Revenues
Access                                                                        -
Hosting and Value-added services                                              -
Transport                                                                     -
International                                                            24,889
Total revenues                                                           24,889
                                                                       --------
Operating expenses
Cost of sales                                                            28,687
Selling, general and administrative                                      30,234
Depreciation and amortization                                            20,994
Special items                                                               204
                                                                       --------
Total operating expenses                                                 80,119
Operating loss                                                          (55,230)
Other income (expense)
Interest income (expense), net                                            1,828
Other - net                                                                   -
                                                                       --------
Loss after income taxes                                                 (53,402)
Income taxes                                                                  2
                                                                       --------
Net loss                                                                (53,404)
-------------------------------------------------------------------------------


The main presentation differences between the published income statement and the table above are as follows:

Costs relating to the amortization of assets have been allocated to the caption "Depreciation and amortization" whereas Integra presents these charges in the related cost caption (cost of sales, General and Administrative costs, Marketing and Selling and Research and Development).

Salary costs of productive personnel relating to periods of under activity have been presented within cost of sales in the table above whereas these are allocated to General and Administrative costs in the Integra presentation.

The above income statement has also been adjusted in respect of the U.S. GAAP difference referred to in this note.

33- RECONCILIATION OF PARENT COMPANY AND CONSOLIDATED RESULT


In EUR 000
------------------------------------------------------------------------------------------------------------------
Integra S.A. single company result                                                                          (5,488)
Write-back of provision on investments                                                                       1,028
Parent company result after adjustments                                                                     (4,460)
Subsidiaries results :
Integra GmbH                                                                                                (6,469)
NCI GmbH                                                                                                      (155)
Mondo A/S                                                                                                     (166)
Integra-Net Hosting S.L.                                                                                    (5,337)
Integra France                                                                                              (8,261)
Integra Net UK Ltd.                                                                                         (2,721)
NetSite Productions Ltd.                                                                                         0
Integra Hosting Italia SpA.                                                                                 (1,209)
Integra Italia SpA.                                                                                         (1,165)
Integra Nederland B.V.                                                                                       1,358
InfoStream ASA                                                                                              (2,836)
Total                                                                                                      (26,961)

Amortization of goodwill                                                                                   (15,324)
Other consolidation adjustments                                                                                604
Net consolidation result                                                                                   (46,141)
------------------------------------------------------------------------------------------------------------------

ITEM 7 (B)  PRO FORMA FINANCIAL INFORMATION

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

On May 31, 2001, Genuity Inc. ("Genuity" or the "Company") signed a definitive letter of intent to acquire Integra S.A. ("Integra"); a pan-European provider of managed hosting and eBusiness solutions. Pursuant to this agreement, each Integra stockholder who was not a U.S. person could exchange Integra shares for newly issued shares of Genuity Class A common stock at an exchange ratio of 3 shares of Genuity Class A common stock for every 4 Integra shares tendered. Integra stock options and stock warrants could be exchanged for newly issued shares of Genuity Class A common stock at an exchange ratio of 0.068 shares of Genuity Class A common stock for each Integra stock option or stock warrant exchanged. The Genuity Class A common stock issued was valued based on the average closing price of the Company's common stock for the period covering several days before and after July 6, 2001, the date that the terms of the exchange offer were approved by the Commision des Operations de Bourse (COB), the French Securities Market regulator, and publicly announced. As of September 21, 2001, the tender offer was settled and Genuity issued 25,643,243 shares of Class A common stock, which are traded on the Nouveau Marche. As of September 30, 2001 a total of 33,850,000 shares of Integra, representing approximately 75% of Integra's shares outstanding, had been acquired. The transaction fees associated with the acquisition were approximately $5.7 million.

Subsequent to September 21, 2001 the tender offer was reopened. On October 12, 2001 this second tender offer was settled and an additional 3,474,596 Class A common shares of Genuity were issued. Additionally, 2,217,561 shares of Genuity Class A common stock were exchanged for shares of Integra in a private placement. The pro forma condensed financial statements presented herein only reflect the impact of the first tender offer in which Genuity acquired a 75% ownership interest in Integra.

The following unaudited pro-forma combined condensed financial statements illustrate Genuity's acquisition of Integra using the purchase method of accounting. These statements should be read in conjunction with the historical consolidated financial statements and related notes of Genuity which are included in the Company's annual report on Form 10-K for the year ended December 31, 2000, and the historical consolidated financial statements and related notes of Integra which are included in this report. The unaudited pro forma combined condensed statement of operations for the year ended December 31, 2000 and six months ended June 30, 2001, give effect to the acquisition of Integra by Genuity as if it had taken place on January 1, 2000 and 2001, respectively, and is based on the historical statements of operations of Genuity and Integra for the corresponding periods. The unaudited pro forma combined condensed balance sheet information gives effect to the acquisition by Genuity of Integra as if it had taken place on December 31, 2000, and is based on the historical balance sheets of Genuity and Integra as of December 31, 2000. The purchase accounting adjustments made in connection with the unaudited pro forma condensed combined financial information are preliminary and have been made solely for purposes of developing such unaudited pro forma condensed combined financial information and will be adjusted upon the final determination of the fair values.

The purchase price allocation for this acquisition is preliminary and further refinements may be made based on the completion of final valuation studies, including the assignment of value to potential other identifiable intangible assets. For purposes of the pro forma tables, the premium paid has been fully allocated to goodwill. This allocation may change when the valuation study is completed. The purchase accounting adjustments reflect the application of new accounting standards, SFAS No. 142, "Goodwill and Other Intangible Assets" and SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" as the acquisition was consummated after June 30, 2001. Under these accounting standards, goodwill arising from an acquisition will not be amortized, but assessed periodically for impairment. As a result, no goodwill amortization related to Genuity's acquisition of Integra has been reflected in the pro forma condensed financial statements.

The following pro forma information is not necessarily indicative of the financial position or operating results that would have occurred had the merger been completed on the dates discussed above.

           Cautionary Statement Concerning Forward-Looking Statements


This Form 8-K/A contains certain forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are predictions based solely on our current expectations and projections about certain events. In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, we caution investors that our future financial and operating results may differ materially from those projected in the forward-looking statements. Such forward-looking statements involve known and unknown risks and uncertainties and, accordingly, there are many factors that may cause our actual results, level of activity, performance or achievements to be materially different from any future results, level of activity, performance of achievements expressed or implied by such forward-looking statements. Those factors that may cause our actual results, level of activity, performance or achievements to be materially different from that expressed or implied by any forward-looking statement include our ability to maintain or increase our market share and therefore maintain our status as a Tier 1 Internet backbone provider, maintain and strengthen our relationship with America Online and other significant customers, obtain additional capital to fund our operations and the expansion of our capacity and network infrastructure, successfully maintain and continue to strengthen our brand recognition, compete effectively for service and enterprise customers, reduce operating expenses and introduce new services.

                                 GENUITY INC.

                  PRO FORMA COMBINED CONDENSED BALANCE SHEET
                               DECEMBER 31, 2000
                                  (UNAUDITED)
                                (IN THOUSANDS)



                                                                                                                   COMBINED
                                               HISTORICAL          HISTORICAL           PRO FORMA                 GENUITY AND
                                                GENUITY             INTEGRA             ADJUSTMENTS                 INTEGRA
                                              ------------         ----------           -----------               ------------
Current Assets:
    Cash and cash equivalents                  $   868,926          $  63,013              $       -               $   931,939
    Receivables, net                               369,460             20,939                      -                   390,399
    Other current assets                            51,600              3,563                      -                    55,163
                                               -----------          ---------              ---------               -----------
          Total current assets                   1,289,986             87,515                      -                 1,377,501
     Property, plant and equipment,              3,009,706             34,188                      -                 3,043,894
      net
     Goodwill and other intangibles,               526,449             67,077                (50,308)  a
      net                                                                                     18,267   c               561,485

     Other assets                                   73,184              1,528                      -                    74,712
                                               -----------          ---------              ---------               -----------
          Total assets                         $ 4,899,325          $ 190,308              $ (32,041)              $ 5,057,592
                                               ===========          =========              =========               ===========
Liabilities and stockholders' equity
Current Liabilities:
    Short-term obligations                     $    35,514          $     804              $       -               $    36,318
    Accounts payable                               442,874             17,196                      -                   460,070
    Other current liabilities                      588,197             22,698                  5,650   b               616,545
                                               -----------          ---------              ---------               -----------
          Total current liabilities              1,066,585             40,698                  5,650                 1,112,933
Long-term obligations                               52,606              1,091                      -                    53,697
Other liabilities                                   14,249                  -                      -                    14,249
                                               -----------          ---------              ---------               -----------
          Total liabilities                      1,133,440             41,789                  5,650                 1,180,879
                                               -----------          ---------              ---------               -----------
Minority interest                                        -                136                 37,096   d                37,232
Stockholders' Equity:
    Common stock                                     1,922             41,891                (10,473)  d                 2,178
                                                                                             (31,418)  c
                                                                                                 256   c
    Additional paid-in capital                   6,017,274            444,375               (111,095)  d             6,090,613
                                                                                            (333,281)  c
                                                                                              73,340   c
    Accumulated other comprehensive                  1,078             (1,054)                   264   d                 1,079
        income (loss)                                                                            791   c
    Accumulated deficit                         (2,254,389)          (336,829)                84,207   d            (2,254,389)
                                                                                             252,622   c
                                               -----------          ---------              ---------               -----------
          Total stockholders' equity             3,765,885            148,383                (74,787)                3,839,481
                                               -----------          ---------              ---------               -----------
          Total liabilities and                $ 4,899,325          $ 190,308              $ (32,041)              $ 5,057,592
           stockholders' equity                ===========          =========              =========               ===========


   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                   Statements

                                  GENUITY INC.

             PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                             COMBINED
                                               HISTORICAL            HISTORICAL        PRO FORMA            GENUITY AND
                                                GENUITY               INTEGRA          ADJUSTMENTS            INTEGRA
                                           -----------------        -----------        -----------          ------------
Revenues                                         $1,136,678          $   47,410           $      -          $  1,184,088
Operating Expenses
    Cost of sales                                 1,271,154              44,064                                1,315,218
    Selling, general and administrative             552,442              44,436                                  596,878
    Depreciation and amortization                   288,134              92,283            (65,948)  g           314,469
    Special items                                    13,544             191,727                  -               205,271
                                                 ----------          ----------           --------          ------------
        Total  operating expenses                 2,125,274             372,510            (65,948)            2,431,836
Operating Loss                                     (988,596)           (325,100)            65,948            (1,247,748)
Other Income (Expense)
    Interest income (expense), net                   45,024               2,746                  -                47,770
    Other, net                                       (1,129)                  -                  -                (1,129)
    Minority interest                                     -                   -             80,634   f            80,634
                                                 ----------          ----------           --------          ------------
Loss Before Income Taxes                           (944,701)           (322,354)           146,582            (1,120,473)
Income Taxes                                          2,773                 181                  -                 2,954
                                                 ----------          ----------           --------          ------------
Net Loss                                         $ (947,474)         $ (322,535)          $146,582          $ (1,123,427)
                                                 ==========          ==========           ========          ============
Basic and Diluted Loss Per Common Share              $(8.92)                                                      $(8.52)
                                                 ==========                                                 ============
Basic and Diluted Weighted-Average
 Common Shares Outstanding                          106,163                                 25,643   e           131,806
                                                 ==========                               ========          ============


                See accompanying Notes to Unaudited Pro Forma
                    Combined Condensed Financial Statements

                                  GENUITY INC.

             PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                       FOR SIX MONTHS ENDED JUNE 30, 2001
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)




                                               HISTORICAL         HISTORICAL        PRO FORMA            COMBINED
                                                GENUITY            INTEGRA         ADJUSTMENTS      GENUITY AND INTEGRA
                                            ----------------     -----------       -----------      -------------------
Revenues                                         $  602,261        $ 22,365           $      -            $  624,626
Operating Expenses
    Cost of sales                                   690,751          25,778                  -               716,529
    Selling, general and administrative             305,840          27,168                  -               333,008
    Depreciation and amortization                   196,710          18,865            (10,328)  g           205,247
    Special items                                    47,909             183                  -                48,092
                                                 ----------        --------           --------            ----------
        Total  operating expenses                 1,241,210          71,994            (10,328)            1,302,876
Operating Loss                                     (638,949)        (49,629)            10,328              (678,750)
Other Income (Expense)
    Interest income (expense), net                   (4,940)          1,643                                   (3,297)
    Other, net                                           96               -                  -                    96
    Minority interest                                     -               -             11,997   f            11,997
                                                 ----------        --------           --------            ----------
Loss Before Income Taxes                           (643,793)        (47,986)            22,325              (669,454)
Income Taxes                                          2,130               2                  -                 2,132
                                                 ----------        --------           --------            ----------
Net Loss                                         $ (645,923)       $(47,988)          $ 22,325            $ (671,586)
                                                 ==========        ========           ========            ==========
Basic and Diluted Loss Per Common Share              $(3.36)                                                 $(3.08)
                                                 ==========                                               ==========
Basic and Diluted Weighted-Average Common
 Shares Outstanding                                 192,169                             25,643   e           217,812
                                                 ==========                           ========            ==========


      Notes To Unaudited Pro Forma Combined Condensed Financial Statements

Note 1  - Unaudited Pro Forma Combined Condensed Balance Sheet

The unaudited pro forma combined condensed balance sheet information gives effect to the acquisition by Genuity of Integra as if it had taken place on December 31, 2000, and is based on the historical balance sheets of Genuity and Integra as of December 31, 2000. The historical balance sheet of Integra was prepared in accordance with generally accepted accounting principles in France. The historical Integra column incorporates the adjustments and reclassifications required to present the balances in accordance with the generally accepted accounting principles in the U.S. (See Footnote 34 in Integra's December 31, 2000 financial statements for further discussion.) In addition, the historical balance sheet of Integra as of December 31, 2000 are presented in Euros. These statements have been translated into U.S. dollars based on the exchange rate as of December 31, 2000.

(a)  To eliminate 75% of Integra's historical net goodwill.

(b) To adjust for direct incremental acquisition related costs of $5.7 million. These costs are shown as an increase to other current liabilities.

(c) The purchase price was allocated to Integra's assets acquired and liabilities assumed based on their relative fair values. The 25,643,243 shares of Genuity Inc. Class A common stock were valued at a share price of $2.87 based on the average closing price of the Company's common stock several days before and after July 6, 2001, the date that the terms of the acquisition were approved by the COB and publicly announced.

(d)  Adjustment to eliminate the 25% minority interest.

Note 2  -  Unaudited Pro Forma Combined Condensed Statement of Operations

The unaudited pro forma combined condensed statement of operations for the year ended December 31, 2000 and six months ended June 30, 2001, give effect to the acquisition of Integra by Genuity as if it had taken place on January 1, 2000 and 2001, respectively, and is based on the historical statements of operations of Genuity and Integra for the corresponding periods. The historical statements of operations of Integra were prepared in accordance with generally accepted accounting principles in France. The historical Integra column incorporates the adjustments and reclassifications required to present the balances in accordance with the generally accepted accounting principles in the U.S. (See Footnote 33 in the Integra June 30, 2001 financial statements and Footnote 34 in Integra's December 31, 2000 financial statements for further discussion.) In addition, the historical statements of operations of Integra for the year ended December 31, 2000 and the six months ended June 30, 2001 are presented in Euros. These financial statements have been translated into U.S. dollars based on the average exchange rate for each period.



(e) Adjustment to reflect the shares issued as consideration for the acquisition of 75% of Integra's outstanding shares.

(f) Adjustment to reflect 25% of the net loss attributable to the minority shareholders.

(g) To eliminate 75% of Integra's historical amortization of goodwill. The new goodwill recognized from this acquisition will be accounted for in accordance with SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Intangible Assets. Under these standards, goodwill associated with acquisitions completed after June 30, 2001 will no longer be amortized.

SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                              GENUITY INC.


                                              By: /s/ DANIEL P. O'BRIEN
                                              --------------------------------
                                              Daniel P. O'Brien
                                              Executive Vice President
                                              and Chief Financial Officer
                                              (Duly Authorized Officer)



Date:  November 13, 2001